UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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PENN VIRGINIA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Penn Virginia Corporation (the “Company”) to be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania on Wednesday, May 6, 2009, at 10:00 a.m., prevailing time, to consider and act on the following matters:

1.	The election of eight directors, each to serve until the next Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified;

2.	The approval of the amendment and restatement of the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 11, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment, postponement or continuation thereof.

A majority of the issued and outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged to attend the meeting or to be represented by proxy.

A copy of the Company’s Annual Report for the year ended December 31, 2008 is being mailed to shareholders together with this Notice.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope or vote your proxy using the Internet. If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before the voting at the Annual Meeting.

By Order of the Board of Directors

Nancy M. Snyder Corporate Secretary

Radnor, Pennsylvania

April 6, 2009

PENN VIRGINIA CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held on May 6, 2009

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished to shareholders of Penn Virginia Corporation, which is referred to in this Proxy Statement as the “Company,” “we,” “us” or “our,” in connection with the solicitation by or on behalf of the Board of Directors of the Company, or the “Board,” of proxies to be voted at the Annual Meeting of Shareholders, or the “Annual Meeting,” to be held at 10:00 a.m., prevailing time, on May 6, 2009 and at any adjournment, postponement or continuation thereof. The Annual Meeting will be held at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania. This Proxy Statement and the accompanying proxy card are first being mailed on or about April 6, 2009. Our principal executive offices are located at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Record Date and Voting Rights

Only shareholders of record at the close of business on March 11, 2009 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 41,871,759 shares of our common stock, par value $0.01 per share.

Holders of our common stock will vote as a single class at the Annual Meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee, or “Broker Shares,” that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

Directors are elected by a plurality of the votes cast by holders of our common stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast in the election of directors. Cumulative voting rights do not exist with respect to the election of directors.

Approval of the amendment and restatement of our Fifth Amended and Restated 1999 Employee Stock Incentive Plan requires the affirmative vote of at least a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock. Abstentions will be treated as votes cast, while broker non-votes will not be treated as votes cast, in determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock.

Voting of Proxy

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to vote. Below are instructions for the voting of shares, as well as information on shareholders’ rights as they relate to voting. Some of the instructions differ depending on how the common stock is held by the shareholder.

Shareholders voting by proxy.    Voting instructions for shareholders planning to vote by proxy are dependent upon the manner in which the shares are held by such shareholders:

1.	If the shares are registered in a shareholder’s name, the shareholder can vote by proxy via the Internet or by mail. If the shareholder desires to vote via the Internet, instructions for using this service are provided on the proxy card. If the shareholder desires to vote by mail, the shareholder should mark his or her votes on the proxy card and date, sign and promptly return the proxy card in the accompanying envelope.

2.	If the shares are registered in “street name” (i.e., the name of a shareholder’s broker or other nominee), the shareholder should vote his or her shares in accordance with the instructions provided by his or her broker or other nominee.

Shareholders attending the meeting and voting in person.    Voting instructions for shareholders planning to attend the Annual Meeting and vote in person are dependent upon the manner in which the shares are held by such shareholders:

1.	If the shares are registered in a shareholder’s name, the shareholder should check the appropriate box on the enclosed proxy card and bring evidence of stock ownership to the Annual Meeting. The proxy card and the evidence of the shareholder’s stock ownership will serve as the shareholder’s authorization to vote in person at the Annual Meeting.

2.	If the shares are registered in the name of a shareholder’s broker or other nominee, the shareholder should ask his or her broker to provide the shareholder with a broker’s proxy card in the shareholder’s name (which will allow the shareholder to vote his or her shares in person at the Annual Meeting). The shareholder must also provide evidence of the shareholder’s ownership as provided to the shareholder by the broker.

Our two officers designated as proxies to vote shares at the Annual Meeting will vote in accordance with the instructions on the returned proxy card or as indicated on the Internet. If no specific voting instructions are given with respect to the matters to be voted upon, the shares represented by each signed proxy card will be voted FOR the election of each of the nominees to the Board and FOR approval of the amendment and restatement of our Fifth Amended and Restated 1999 Employee Stock incentive Plan. We do not expect any matters other than these to be presented for action at the Annual Meeting.

Revocability of Proxy

If a shareholder’s shares are registered in such shareholder’s name, the shareholder may revoke his or her proxy at any time before it is exercised by following the appropriate instruction on the proxy card if the shareholder voted via the Internet. If the shareholder voted by returning a completed proxy card, he or she may revoke his or her proxy at any time before it is exercised by (i) filing with our Corporate Secretary a written revocation before the proxy is voted, (ii) submitting to us before the taking of the vote a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting the shares subject to such proxy by written ballot at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

If a shareholder’s shares are held in “street name,” such shareholder must contact his or her broker to revoke the proxy.

Written notices to us must be addressed to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087. No revocation by written notice shall be effective unless such notice has been received by our Corporate Secretary prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

Proxy Solicitation

The expenses of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by us. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Some of our officers and employees may solicit proxies personally or by telephone, mail or other method of communication and will not be additionally compensated therefor.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eight directors have been nominated by the Board for election at the Annual Meeting, all of whom are current directors of the Company. Detailed information on each nominee is provided below. The nominees, if elected, will serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Although all nominees have consented to serve if elected, if any nominee should ultimately decline or be unable to serve, the Board will, if practicable, designate a substitute nominee, and the persons named in the accompanying proxy card will vote for each such substitute nominee. We have no reason to believe that any nominee will decline or be unable to serve.

The Board of Directors Recommends Shareholders

Vote FOR the Election of the Eight Nominees

Information Regarding Nominees for Election as Directors

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Edward B. Cloues, II, age 61

Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., a provider of material handling equipment and systems (January 1998 to present); Partner of Morgan, Lewis & Bockius LLP, a global law firm (October 1979 to January 1998); Non-executive Chairman of the Board of AMREP Corporation and a Director of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P.

2001 (2)(3)
A. James Dearlove, age 61 President and Chief Executive Officer of the Company (May 1996 to present); Chairman of the Board, President and Chief Executive Officer of PVG GP, LLC, the general partner of Penn Virginia GP Holdings, L.P. (September 2006 to present); Chairman of the Board and Chief Executive Officer of Penn Virginia Resource GP, LLC (July 2001 to present); President and Chief Operating Officer of the Company (1994 to May 1996); Senior Vice President of the Company (1992 to 1994); Vice President of the Company (1986 to 1992).	1996

Robert Garrett, age 72

Non-executive Chairman of the Board of Directors of the Company (March 2000 to present); President of Robert Garrett & Sons, Inc., a private investing and financial advisory company (1986 to present); Founder, Managing Director (2005 to 2007) and President (1990 to 2005) of AdMedia Partners, Inc., an investment banking firm serving media, advertising and marketing services businesses; Director of PVG GP, LLC.

1997 (1)(2)

Keith D. Horton, age 55

Executive Vice President of the Company (December 2000 to present); Co-President and Chief Operating Officer—Coal of Penn Virginia Resource GP, LLC (June 2006 to present); President and Chief Operating Officer of Penn Virginia Resource GP, LLC (July 2001 to June 2006); President of Penn Virginia Operating Co., LLC (September 2001 to present); Vice President—Eastern Operations of the Company (February 1999 to December 2000); Vice President of the Company (February 1996 to February 1999); President of Penn Virginia Coal Company (February 1996 to October 2001); Vice President of Penn Virginia Coal Company (March 1994 to February 1996); Vice President (January 1990 to December 1998) and Manager, Coal Operations (July 1982 to December 1989) of Penn Virginia Resources Corporation.

2000

Marsha R. Perelman, age 58

Founder and Chief Executive Officer of Woodforde Management, Inc., a holding company (1993 to present); co-founder and President of Clearfield Ohio Holdings, Inc., a gas gathering and distribution (1983 to 1990); co-founder and Vice President of Clearfield Energy, Inc., a crude oil gathering and distribution (1983 to 1990); Director of Penn Virginia Resource GP, LLC.

1998 (1)(3)

William H. Shea, Jr., age 54

Chairman (May 2004 to July 2007), President and Chief Executive Officer (September 2000 to July 2007) and President and Chief Operating Officer (July 1998 to September 2000) of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a refined petroleum products pipeline company; Chairman (August 2006 to July 2007), President and Chief Executive Officer (May 2004 to July 2007) of MainLine Management LLC, the general partner of Buckeye GP Holdings, L.P.; Director of Kayne Anderson Energy Total Return Fund, Inc.; Director of Kayne Anderson MLP Investment Company.

2007 (2)

Age, Position with the Company, Business Experience During at Least the Past Fifteen Years and Other Directorships	Director of the Company Since

Philippe van Marcke de Lummen, age 65

President (2007 to present) and Secretary (1995 to present) of Universitas, Ltd., a manager of funds for the benefit of Belgian universities; private consultant (2004 to present); advisor to Cheniere Energy, Inc. (2005 to 2008), a liquefied natural gas terminal business; Chairman of Tractebel LNG Trading S.A., a global energy and services business (2002 to 2004); Chief Executive Officer of Tractebel LNG Ltd. (London) (2001 to 2002); Executive Vice President, President of Strategy Committee and Head of Mergers and Acquisitions of Tractebel North America, Inc. (1999 to 2001); Founder and Chief Executive Officer of Tractebel Energy Marketing, Inc. (1996 to 1999); President of American Tractebel Corporation (1990 to 1996); Director of Universitas, Ltd.; Director of EXMAR N.V.

2006 (1)

Gary K. Wright, age 64

Consultant (2004 to present); President of LNB Energy Advisors (2003 to 2004), a provider of bank credit facilities and strategic advice to small to mid-sized oil and gas producers; independent consultant to energy industry (2001 to 2003); North American Credit Deputy (1998 to 2001) and Managing Director and Senior Client Manager in the Southwest (1992 to 1998) for the Global Oil and Gas Group of Chase Manhattan Bank; Manager of the Chemical Bank Worldwide Energy Group (1990 to 1992); Manager of Corporate Banking (1987 to 1990) and Manager of the Energy Group (1982 to 1987) of Texas Commerce Bank.

2003 (2)(3)

(1)	Member of the Nominating and Governance Committee
(2)	Member of the Compensation and Benefits Committee
(3)	Member of the Audit Committee

CORPORATE GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board. The Board has adopted Corporate Governance Principles describing its duties. A current copy of our Corporate Governance Principles is available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087. The Board meets regularly to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held eight meetings in 2008. During 2008, each director attended at least 75% of the aggregate of all meetings of the Board and committees of the Board on which he or she served. Our informal policy is for all directors to attend shareholder meetings. All directors serving on the Board on May 7, 2008 attended our Annual Meeting of Shareholders held on that date.

Director Independence

The Nominating and Governance Committee of the Board has determined that Messrs. Cloues, Garrett, Shea, van Marcke and Wright and Ms. Perelman are “independent directors,” as defined by New York Stock Exchange Listing Standards and Securities and Exchange Commission rules and regulations. We refer to those directors as “Independent Directors.” The Board has determined that none of the Independent Directors has any relationship with us other than as a director of us or our affiliates, PVG GP, LLC, or the “PVG General Partner,” and Penn Virginia Resource GP, LLC, or the “PVR General Partner.” The PVG General Partner is the general partner of Penn Virginia GP Holdings, L.P., or “PVG,” and the PVR General Partner is the general partner of Penn Virginia Resource Partners, L.P., or “PVR.” See “Transactions with Related Persons.” All references in this Proxy Statement to the “NYSE” refer to the New York Stock Exchange, and all references to the “SEC” refer to the Securities and Exchange Commission.

Executive Sessions and Meetings of Independent Directors; Communications with the Board

Our Independent Directors meet in executive sessions without management during regularly scheduled Board meetings as well as during Board meetings which are scheduled on an as needed basis. Robert Garrett, Chairman of the Board and an Independent Director, presides over executive sessions. Shareholders and other interested parties may communicate any concerns they have regarding us by contacting Mr. Garrett in writing c/o Corporate Secretary, Penn Virginia Corporation, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined in Item 406 of Regulation S-K, which applies to all of our directors, officers and employees, including our Chief Executive Officer, or our “CEO,” Chief Financial Officer, or our “CFO,” principal accounting officer or controller or persons performing similar functions. A current copy of our Code of Business Conduct and Ethics is available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, without charge. We intend to satisfy the disclosure requirement for any future amendments to, or waivers of, our Code of Business Conduct and Ethics by posting such information on our website.

Policies and Procedures Regarding Transactions with Related Persons

Under our Corporate Governance Principles, all directors must recuse themselves from any decision affecting their personal, business or professional interests. In addition, as a general matter, our practice is that all transactions with related persons are approved by disinterested directors. For example, with respect to any proposed transaction between us or any of our subsidiaries and PVG or PVR or any of their subsidiaries, any director of ours who serves as a director or executive officer of the PVG General Partner or the PVR General Partner would not vote on such proposed transaction. Our General Counsel advises the Board as to which transactions involve related persons and which directors are prohibited from voting on a particular transaction. All of the related transactions described below in “Transactions with Related Persons” which were entered into since January 1, 2008 were approved in accordance with the foregoing policies and procedures.

Committees of the Board

The Board has a Nominating and Governance Committee, a Compensation and Benefits Committee and an Audit Committee. Each of the Board’s committees acts under a written charter, which was adopted and approved by the Board. Current copies of the committees’ charters are available at the “Governance” section of our website, http://www.pennvirginia.com, or in print upon request to Penn Virginia Corporation, Attention: Corporate Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Nominating and Governance Committee.    Messrs. Garrett and van Marcke and Ms. Perelman are the members of the Nominating and Governance Committee, and each such member is an Independent Director. The Nominating and Governance Committee (i) seeks, identifies and evaluates individuals who are qualified to become members of the Board, the board of directors of the PVG General Partner and the board of directors of the PVR General Partner, (ii) recommends to the Board candidates to fill vacancies on the Board and the board of directors of the PVG General Partner, as such vacancies occur, (iii) recommends to the board of directors of the PVG General Partner candidates to fill vacancies on the board of directors of the PVR General Partner, as such vacancies occur, and (iv) recommends to the Board the slate of nominees for election as directors by our shareholders at each Annual Meeting of Shareholders. The Committee will consider nominees recommended by shareholders. Shareholder recommendations for director nominees will receive the same consideration by the Board’s Nominating and Governance Committee that other nominations receive. See “Miscellaneous—Shareholder Proposals” for a description of the procedures to be followed in making such a recommendation. The Committee recommends individuals as director nominees based on such individuals’ professional, business and industry experience, ability to contribute to some aspect of our, PVG’s or PVR’s businesses and willingness to commit the time and effort required of a director of us, PVG or PVR. Director nominees must also possess good judgment, strength of character, a reputation for integrity and personal and professional ethics and an ability to think independently while contributing to a group process. The Committee also recommends to the Board the individual to serve as Chairman of the Board. Additionally, the Committee assists the Board in implementing our Corporate Governance Principles, confirms that the Compensation and Benefits Committee evaluates senior management, oversees Board self-evaluation through an annual review of Board and committee performance and assists the Independent Directors in establishing succession policies in the event of an emergency or retirement of our CEO. The Committee may obtain advice and assistance from outside director search firms as it deems necessary to carry out its duties. The Nominating and Governance Committee met once in 2008.

Compensation and Benefits Committee.    Messrs. Cloues, Garrett, Shea and Wright are the members of the Compensation and Benefits Committee, and each such member is an Independent Director. The Compensation and Benefits Committee is responsible for determining the compensation of our executive officers. In 2008, 2007 and 2006, three of our executive officers, including our CEO, devoted a substantial amount of their professional time to PVR and two of our executive officers devoted substantially all of their professional time to PVR, so the Compensation and Benefits Committee worked with the PVR General Partner’s Compensation and Benefits Committee, or the “PVR Committee,” during those years to determine compensation for these executive officers. In 2008 and 2007, three of our executive officers, including our CEO, also devoted a minor portion of their professional time to PVG, which completed its initial public offering in December 2006. Consequently, the Committee began in 2007 to work also with the PVG General Partner’s Compensation and Benefits Committee, or the “PVG Committee,” to determine compensation for these executive officers. See

“Executive Compensation—Compensation Discussion and Analysis—How Compensation Is Determined—Committee Process” for a discussion of how the Committee works with the PVR Committee and PVG Committee in determining compensation for our executive officers.

The Committee reviews and discusses with management the information contained in this Proxy Statement under the heading “Compensation Discussion and Analysis” and recommends that such information be included herein. The Committee also periodically reviews and makes recommendations or decisions regarding our incentive compensation and equity-based plans, provides oversight with respect to our other employee benefit plans and reports its decisions and recommendations with respect to such plans to the Board. The Committee also reviews and makes recommendations to the Board regarding our director compensation policy. The Committee may obtain advice and assistance from outside compensation consultants and other advisors as it deems necessary to carry out its duties. The Compensation and Benefits Committee met seven times in 2008.

Audit Committee.    Messrs. Cloues and Wright and Ms. Perelman are the members of the Audit Committee, and each such member is an Independent Director. Mr. Wright is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee is responsible for the appointment, compensation, evaluation and termination of our independent registered public accounting firm, and oversees the work, internal quality-control procedures and independence of our independent registered public accounting firm. The Committee discusses with management and our independent registered public accounting firm our annual audited and quarterly unaudited financial statements and recommends to the Board that our annual audited financial statements be included in our Annual Report on Form 10-K. The Committee also discusses with management earnings press releases and guidance provided to analysts. The Committee appoints, replaces, dismisses and, after consulting with management, establishes the compensation of our internal audit manager. The Committee also provides oversight with respect to business risk matters, compliance with ethics policies and compliance with legal and regulatory requirements. The Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other matters and the confidential anonymous submission by employees of concerns regarding questionable accounting, auditing and other matters. The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee met nine times in 2008.

Compensation of Directors

The following table sets forth the aggregate compensation paid by us, the PVR General Partner and the PVG General Partner to our non-employee directors during 2008:

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($)		Total ($) (2)
Edward B. Cloues, II	90,500		180,000	(3)	3,500	(4)	274,000
Robert Garrett	118,000		180,000	(5)	4,000	(4)	302,000
Steven W. Krablin	47,000		90,000	(6)	—		137,000
Marsha R. Perelman	—	(7)	260,500	(8)	—		260,500
William H. Shea, Jr.	34,000		90,000	(9)	—		124,000
Philippe van Marcke de Lummen	27,000		90,000	(10)	—		117,000
Gary K. Wright	58,000		90,000	(11)	3,680	(4)	151,680

(1)

Represents the amounts of expense recognized by us in 2008 for financial statement reporting purposes with respect to the shares of common stock, deferred common stock units, PVR common units, deferred PVR common units and deferred PVG common units previously granted to our non-employee directors. These amounts were computed in accordance with Statement of Financial Accounting Standards No. 123(R), or

“FAS 123R,” and are based on the NYSE closing price of our common stock, PVR’s common units and PVG’s common units on the dates of grant. See Note 21 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Cloues and Ms. Perelman also serve as directors of the PVR General Partner. The amounts shown in this table for Mr. Cloues and Ms. Perelman include the aggregate compensation they received from us and the PVR General Partner. Mr. Garrett also serves as a director of the PVG General Partner. The amounts shown in this table for Mr. Garrett include the aggregate compensation he received from us and the PVG General Partner.
(3)	As of December 31, 2008, Mr. Cloues had 42,400 stock options, 10,798 deferred common stock units and 15,093 deferred PVR common units outstanding.
(4)	Represents amounts paid by us as matching contributions under our Matching Gifts Program, which we sponsor for our directors and officers to encourage financial support of educational institutions and civic, cultural and medical or science organizations. Under the program, we will match gifts on a three-for-one basis for the first $100 given in a calendar year to an eligible charity and on a one-for-one basis for any additional contributions made to the same charity. The minimum gift which will be matched is $10. The total annual matching dollars to all charities is limited to $4,000 per director or officer. The program is available to officers for so long as they are officers of ours and to directors for their lifetimes. We may suspend, change, revoke or terminate the program at any time.
(5)	As of December 31, 2008, Mr. Garrett had 1,600 stock options, 10,798 deferred common stock units and 8,032 deferred PVG common units outstanding.
(6)	Mr. Krablin resigned from the Board in March 2009. As of December 31, 2008, Mr. Krablin had 10,798 deferred common stock units outstanding.
(7)	Ms. Perelman elected to receive all cash fees in shares of our common stock or PVR common units.
(8)	As of December 31, 2008, Ms. Perelman had 800 stock options, 10,838 deferred common stock units and 13,607 deferred PVR common units outstanding and 430 shares held in her directors’ deferred compensation account.
(9)	As of December 31, 2008, Mr. Shea had 2,943 deferred common stock units outstanding.
(10)	As of December 31, 2008, Mr. van Marcke had 6,898 deferred common stock units outstanding.
(11)	As of December 31, 2008, Mr. Wright had 10,798 deferred common stock units outstanding and 1,776 shares held in his directors’ deferred compensation account.

During 2008, our directors were compensated in accordance with the following compensation policy:

Each non-employee director, other than the Chairman of the Board, receives an annual retainer of $110,000, consisting of $20,000 of cash and $90,000 worth of deferred common stock units. The actual number of deferred common stock units awarded in any given year is based upon the NYSE closing price of our common stock on the dates on which such awards are granted. Each deferred common stock unit represents one share of our common stock, which vests immediately upon issuance and is distributed to the holder upon termination or retirement from the Board. Directors are restricted from selling such shares until six months after such termination or retirement. The Chairman of the Audit Committee receives an annual cash retainer of $15,000, and each Audit Committee member receives an annual cash retainer of $10,000. The Chairmen of all other committees receive annual cash retainers of $2,500. All annual retainers are payable on a quarterly basis. In addition to annual retainers, each non-employee director other than the Chairman of the Board receives $1,000 cash for each Board and committee meeting he or she attends. The Chairman of the Board receives monthly cash payments of $7,500 and an annual grant of $90,000 worth of deferred common stock units paid on a quarterly basis. He does not receive meeting fees from us.

Directors appointed during a year, or who cease to be directors during a year, receive a pro rata portion of cash and deferred common stock units. Directors, including the Chairman of the Board, may elect to receive any cash payments in our common stock or deferred common stock units, and may elect to defer the receipt of any cash or shares of common stock they are entitled to receive under our Amended and Restated Non-Employee Directors Deferred Compensation Plan.

The PVG General Partner and the PVR General Partner compensate their directors similar to the manner in which we compensate our directors. For a detailed discussion of the PVG General Partner’s 2008 director compensation, see PVG’s Annual Report on Form 10-K for the year ended December 31, 2008. For a detailed discussion of the PVR General Partner’s 2008 director compensation, see PVR’s Annual Report on Form 10-K for the year ended December 31, 2008.

In February 2009, the Board approved the following changes to our director compensation policy, effective as of January 1, 2009:

•	The Chairman of the Compensation and Benefits Committee receives an annual cash retainer of $10,000, and each Compensation and Benefits Committee member receives an annual cash retainer of $5,000.

•	The Chairman of the Nominating and Governance Committee receives an annual cash retainer of $5,000, and each Nominating and Governance Committee member receives an annual cash retainer of $2,500.

All of the other terms of our director compensation policy remained unchanged.

We do not have stock ownership requirements for our directors.

Non-Employee Directors Deferred Compensation Plan

We have adopted the Penn Virginia Corporation Amended and Restated Non-Employee Directors Deferred Compensation Plan. This plan permits our non-employee directors to defer the receipt of any or all cash and shares of our common stock they receive as compensation. All deferrals, and any distributions with respect to deferred shares of our common stock, are credited to a deferred compensation account, the cash portion of which is credited quarterly with interest calculated at the prime rate. Our non-employee directors are fully vested at all times in any cash or deferred shares of common stock credited to their deferred compensation accounts. Amounts held in a non-employee director’s deferred compensation account will be distributed to the director on the January 1st following the earlier to occur of the director reaching age 70 or the retirement, resignation or removal of the director from the Board. Upon the death of a non-employee director, all amounts held in the deferred compensation account of the non-employee director will be distributed to the director’s estate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Unless otherwise indicated, the following table sets forth, as of March 11, 2009, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Compensation—Summary Compensation Table” and (iv) all of our directors and executive officers as a group:

Name of Beneficial Owners	Shares Beneficially Owned (1)		Percent of Class (2)
5% Holders (3):
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,419,276		8.2%

Barclays Global Investors, N.A. 45 Freemont Street San Francisco, CA 94105	2,870,397		6.9%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,806,617	(4)	6.7%

The Bessemer Group, Incorporated 100 Woodbridge Center Drive Woodbridge, NJ 07095-0980	2,100,000		5.0%

Directors:
Edward B. Cloues, II	63,836	(5)	—
A. James Dearlove	213,189	(6)	—
Robert Garrett	29,076	(7)	—
Keith D. Horton	42,582	(8)	—
Marsha R. Perelman	117,116	(9)	—
William H. Shea, Jr.	9,081	(10)	—
Philippe van Marcke de Lummen	8,036	(11)	—
Gary K. Wright	13,712	(12)	—

Executive Officers:
Frank A. Pici	87,888	(13)	—
Nancy M. Snyder	67,543	(14)	—
H. Baird Whitehead	134,061	(15)	—
All directors and executive officers as a group (12 persons)	794,854	(16)	1.9%

(1)	Unless otherwise indicated, all shares are owned directly by the named holder and such holder has sole power to vote and dispose of such shares. Shares owned by directors and executive officers include all options that are exercisable by the named holder prior to May 10, 2009.
(2)	Based on 41,871,759 shares of our common stock issued and outstanding on March 11, 2009. Unless otherwise indicated, beneficial ownership is less than 1% of our common stock.
(3)	All such information is based on information furnished to us by the respective shareholders or contained in filings submitted to the SEC, such as Schedules 13D and 13G.
(4)	These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc., or “Price Associates,” serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act,” Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(5)	Includes options to purchase 42,400 shares; and 11,936 deferred common stock units. See “Corporate Governance—Compensation of Directors” for a description of a “deferred common stock unit.”
(6)	Includes options to purchase 45,718 shares; 11,256 shares of restricted stock; and 91,263 shares held in Mr. Dearlove’s deferred compensation account.
(7)	Includes options to purchase 1,600 shares; 14,815 shares held in Mr. Garrett’s IRA account; and 11,936 deferred common stock units.
(8)	Reflects 42,582 shares held in Mr. Horton’s deferred compensation account.
(9)	Includes options to purchase 800 shares; 470 shares held in Ms. Perelman’s directors’ deferred compensation account; and 11,936 deferred common stock units.
(10)	Includes 4,081 deferred common stock units.
(11)	Reflects 8,036 deferred common stock units.
(12)	Reflects 1,776 shares held in Mr. Wright’s directors’ deferred compensation account; and 11,936 deferred common stock units.
(13)	Includes options to purchase 69,178 shares; 5,764 shares of restricted stock; and 4,175 shares held in Mr. Pici’s deferred compensation account.
(14)	Includes options to purchase 39,196 shares; 4,226 shares of restricted stock; 230 shares held by Ms. Snyder as custodian for a minor child; and 19,977 shares held in Ms. Snyder’s deferred compensation account.
(15)	Includes options to purchase 81,978 shares; 10,670 shares of restricted stock; and 11,532 shares held in Mr. Whitehead’s deferred compensation account.
(16)	Includes options to purchase 280,870 shares; 31,916 shares of restricted stock; 2,246 shares held in directors’ deferred compensation accounts; 59,861 deferred common stock units; 14,815 shares held in Mr. Garrett’s IRA account; 230 shares held by Ms. Snyder as custodian for a minor child; and 178,263 shares held in the deferred compensation accounts of executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than 10% of our common stock to file, by a specified date, reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of such reports to us. We believe that all such filings were made on a timely basis in 2008 with the exception described below.

On May 3, 2005, Forrest W. McNair was elected our controller. At such time, we inadvertently did not file a Form 3 on behalf of Mr. McNair, nor did we file any of the 14 Form 4s required to be filed on his behalf with respect to 22 transactions between May 2005 and February 2008. On May 19, 2008, we filed a Form 3 on behalf of Mr. McNair showing his holdings as of May 3, 2005. In addition, on May 19, 2008, we filed a Form 4 on behalf of Mr. McNair reporting all of such transactions.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information regarding the age, positions and offices held with us and the business experience of each of our executive officers.

Age, Position with the Company and Business Experience	Officer of the Company Since
A. James Dearlove (see page 4)	1977

Frank A. Pici, age 53

Mr. Pici has served as our Executive Vice President and Chief Financial Officer since September 2001. Mr. Pici has also served as Vice President and Chief Financial Officer and as a director of PVG GP, LLC since September 2006 and as Vice President and Chief Financial Officer and as a director of Penn Virginia Resource GP, LLC since September 2001 and October 2002. From 1996 to 2001, Mr. Pici served as Vice President—Finance and Chief Financial Officer of Mariner Energy, Inc. a Houston, Texas-based oil and gas exploration and production company, where he managed all financial aspects, including accounting, tax, finance, banking, investor relations, planning and budgeting and information technology. From 1994 to 1996, Mr. Pici served as Corporate Controller of Cabot Oil & Gas Corporation or “Cabot,” an oil and gas exploration and production company.

2001

Keith D. Horton (see page 4)	1981

Ronald K. Page, age 58

Mr. Page has served as our Vice President since May 2005 and as our Vice President, Corporate Development from July 2003 to May 2005. Mr. Page has also served as Co-President and Chief Operating Officer—Midstream of Penn Virginia Resource GP, LLC since May 2006 and as Vice President, Corporate Development of Penn Virginia Resource GP, LLC from July 2003 to May 2006. Mr. Page has also served as President of PVR Midstream LLC since January 2005. From January 1998 to May 2003, Mr. Page served in various positions with El Paso Field Services Company, including Vice President of Commercial Operations—Texas Pipelines and Processing from 2001 to 2003, Vice President of Business Development from 2000 to 2001 and Director of Business Development from 1999 to 2000.

2003

Nancy M. Snyder, age 56

Ms. Snyder has served as our Executive Vice President since May 2006, as our Chief Administrative Officer since May 2008, as our Senior Vice President from February 2003 to May 2006, as our Vice President from December 2000 to February 2003 and as our General Counsel and Corporate Secretary since 1997. Ms. Snyder has also served as Vice President and General Counsel and as a director of PVG GP, LLC since September 2006 and as Chief Administrative Officer since May 2008 and as Vice President and General Counsel and as a director of Penn Virginia Resource GP, LLC since July 2001 and as Chief Administrative Officer since May 2008.

1997

H. Baird Whitehead, age 58

Mr. Whitehead has served as our Executive Vice President since January 2001, as our Chief Operating Officer since February 2009 and as President of Penn Virginia Oil & Gas Corporation since January 2001. Prior to joining the Company, Mr. Whitehead served in various positions with Cabot. From 1998 to 2001, Mr. Whitehead served as Senior Vice President during which time he oversaw Cabot’s drilling, production and exploration activity in the Appalachian, Rocky Mountain, Mid-Continent and Texas and Louisiana Gulf Coast areas. From 1992 to 1998, Mr. Whitehead served as Vice President and Regional Manager of Cabot’s Appalachian business. From 1989 to 1992, Mr. Whitehead served as Vice President and Regional Manager of Cabot’s Anadarko business unit.

2001

Compensation Discussion and Analysis

Under the rules established by the SEC, we are required to provide a discussion and analysis of information necessary to an understanding of our compensation policies and decisions regarding our CEO, our CFO and the other executive officers named in the Summary Compensation Table included in this Proxy Statement. The required disclosure includes the use of specified tables and a report of the Compensation and Benefits Committee. Unless otherwise indicated, all references in this Proxy Statement to the “NEOs” refer to the executive officers named in the Summary Compensation Table, and all references to “our Committee” or the “Committee” refer to our Compensation and Benefits Committee.

Objectives of the Compensation Program

Our compensation program is based on the following objectives:

•

Executives should be accountable for our and PVR’s performance as well as their own individual performance, so compensation should be tied to both corporate or partnership financial measures and individual performance measures.

•

Executive compensation should balance and align the short-term and long-term interests of our executives with those of our shareholders, so executive compensation packages should include a mix of cash and equity-based compensation.

•	Executive compensation should be industry-competitive so that we can attract, retain and motivate talented executives with appropriate experience and skill sets.

Compensation Structure

A. James Dearlove, our President and CEO, Frank A. Pici, our Executive Vice President and CFO, and Nancy M. Snyder, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, who are referred to in this Proxy Statement as the “Shared Executives,” rendered a portion of their services to PVR and PVG during 2008. PVR is a publicly traded limited partnership engaged in the coal and natural resource management and natural gas midstream businesses whose common units are traded on the NYSE. PVG is a publicly traded limited partnership through which we indirectly hold the general partner interest, all of the incentive distribution rights and an approximately 37% limited partner interest in PVR. For a discussion of our ownership interests in PVR and PVG, see “Transactions with Related Persons.” PVR and PVG are responsible for reimbursing to us that portion of the Shared Executives’ compensation related to the services they perform for PVR and PVG. The specific portions of compensation reimbursed to us by PVR and PVG are determined based on the portion of professional time devoted by each Shared Executive to PVR and PVG. The Shared Executives are required to document the amount of professional time they spend rendering services to PVR and PVG. See “How Compensation Is Determined—Committee Process” for a discussion of our Committee’s, the PVR Committee’s and the PVG Committee’s review of such allocations. One of our NEOs, H. Baird Whitehead, Executive Vice President and Chief Operating Officer and the President of our oil and gas subsidiary, renders his services solely to us so we pay all of his compensation. One of our NEOs, Keith D. Horton, Co-President and Chief Operating Officer—Coal of the PVR General Partner, renders his services solely to PVR so PVR pays all of his compensation. The Summary Compensation Table set forth on page 27 shows the total amounts of compensation we paid to our NEOs for services rendered to us, including any amounts reimbursed to us or paid by PVR or PVG.

Elements of Compensation

We pay our NEOs a base salary and provide them an opportunity to earn an annual cash bonus and an annual long-term compensation award. In determining these three elements of compensation, our Committee, with the assistance of the PVR Committee and the PVG Committee, takes into account certain peer group information obtained by our Committee, the PVR Committee, each such committee’s independent compensation consultants and management, typically focusing on approximately the 50th percentile of the peer benchmarks described below under “How Compensation Is Determined—Peer Benchmarks for the Company” and “How Compensation Is Determined—Peer Benchmarks for PVR,” but also applying its independent judgment to these matters and considering such other factors as it deems relevant.

•

Base Salary—We pay each of our NEOs an industry-competitive salary so that we and PVR can attract and retain talented executives. The base salaries also reflect the capabilities, levels of experience, tenure, positions and responsibilities of our NEOs. See “How Compensation Is Determined—Considerations in Light of Current Economic Conditions” for a discussion regarding 2009 NEO salary freezes.

•

Annual Cash Bonus—We provide each of our NEOs the opportunity to earn an industry-competitive annual cash bonus. This opportunity creates a strong financial incentive for our NEOs to achieve or exceed a combination of corporate, partnership and individual goals. The performance criteria by which each NEO is measured and other factors affecting the compensation of our NEOs are described below under the headings “How Compensation Is Determined—Peer Benchmarks for the Company,” “How Compensation Is Determined—Peer Benchmarks for PVR,” “How Compensation Is Determined—Company, Partnership and Individual Performance Criteria” and “How Compensation Is Determined—Performance Criteria and Risk Assessment.” In addition to the performance criteria, our Committee may consider any other factors it deems appropriate when awarding annual cash bonuses to our NEOs.

•

Long-Term Compensation Awards—We provide each of our NEOs the opportunity to earn an industry-competitive annual long-term compensation award. This opportunity creates a strong financial incentive for our NEOs to promote the long-term financial and operational success of the Company, PVR and PVG, as appropriate for each NEO, and to encourage a significant equity stake in either or both the Company and PVR, as appropriate for that NEO. We and PVR require our CEO and the other Shared Executives to own shares of our common stock and PVR common units valued at an aggregate amount equal to four times base salary, in the case of our CEO, and two times base salary, in the case of the other Shared Executives, with the proportion of stock and units being reflective of the amount of time they devote to us and PVR. We require Mr. Whitehead to own shares of our common stock, and PVR requires Mr. Horton to own PVR common units, in each case valued at two times his base salary. Long-term compensation awards are expressed in dollar values, and we pay those awards in the form of stock options, restricted stock or restricted stock units. PVR pays those awards in the form of restricted units or phantom units. The actual numbers of shares of restricted stock and restricted units or restricted stock units and phantom units awarded are based on the NYSE closing prices of our common stock and PVR’s common units on the dates of grant. The actual number of stock options awarded is based on a weighted-average value of all options granted to all classes of our employees on the date of grant using the Black-Scholes-Merton option-pricing formula. The Shared Executives’ long-term compensation awards are split between stock options, restricted stock or restricted stock units of us, on the one hand, and restricted units or phantom units of PVR, on the other hand. For each Shared Executive, the ratio of the split between Company-related long-term compensation and PVR-related long-term compensation is determined based on the amount of time such Shared Executive devotes to each of us and PVG, on the one hand, and PVR, on the other hand. Time devoted to PVG is included with time devoted to us for the purpose of splitting the type of long-term compensation awards because PVG is our majority-owned subsidiary. Executives who render services wholly or predominantly to us and PVG may receive only stock options, restricted stock or restricted stock units, and executives who render services wholly or predominately to PVR may receive only PVR restricted units or PVR phantom units. Executives who receive Company awards are given the opportunity to elect whether to receive those awards in stock options, restricted stock, restricted stock units or a combination of the three, but it is our Committee’s policy that the portion of the awards paid in stock options must comprise at least 50% of the value of the awards. See “How Compensation Is Determined—Considerations in Light of Current Economic Conditions” for a discussion regarding valuation of long-term compensation granted with respect to 2008.

How Compensation Is Determined

Committee Process.    Since the Shared Executives, including our CEO, are also executives of and devote a significant amount of their professional time to PVR and are executives of and devote a minor portion of their professional time to PVG, and one of our other NEOs devotes substantially all of his professional time to PVR, our Committee works with the PVR Committee and the PVG Committee to determine executive compensation for these NEOs in the manner described below. Each of our Committee, the PVR Committee and the PVG Committee is comprised entirely of Independent Directors.

With respect to the Shared Executives, including our CEO, our Committee assesses the factors relevant to their compensation and, after discussing such assessment with the PVR Committee and the PVG Committee, sets the salary, annual cash bonus and long-term compensation for each Shared Executive. With respect to Mr. Whitehead, who manages our oil and gas exploration and production business and devotes substantially all of his business time to us, our Committee alone assesses the factors relevant to, and determines, his compensation. With respect to Mr. Horton, who manages PVR’s coal and natural resource management-related operations and devotes substantially all of his business time to PVR, the PVR Committee has the primary responsibility to assess all factors relevant to his compensation. Based on that assessment and after discussing such assessment with the PVG Committee, the PVR Committee recommends to our Committee salary, annual cash bonus and long-term compensation for Mr. Horton, and our Committee determines his compensation.

Since all of our NEOs other than our CEO report directly to, and work on a daily basis with, our CEO, our Committee and the PVR Committee review and discuss with our CEO his evaluation of the performance of each of our other NEOs. Our Committee gives considerable weight to our CEO’s evaluations when assessing our other NEOs’ performance and determining their compensation, and the PVR Committee gives our CEO’s evaluation considerable weight when assessing our other NEOs’ performance and the amount of compensation to recommend to our Committee for Mr. Horton. Our Committee bases its evaluation of our CEO, and our CEO bases his evaluation of each of our other NEOs, primarily on whether we or PVR met or exceeded certain quantitative corporate or partnership performance criteria and whether each NEO met or exceeded certain specifically tailored job-related individual performance criteria. All corporate, partnership and individual performance criteria, including those by which our CEO’s performance is measured, are recommended by our CEO and set by our Committee during the preceding year. These performance criteria and other factors relevant to our NEOs’ compensation are described in detail below under the headings “Considerations in Light of Current Economic Conditions,” “Peer Benchmarks for the Company,” “Peer Benchmarks for PVR,” “Company, Partnership and Individual Performance Criteria” and “Performance Criteria and Risk Assessment.” Our Committee set Mr. Horton’s 2009 and 2008 base salaries and 2008-related bonus and long-term compensation awards in the amounts the PVR Committee recommended. Since PVR and PVG reimburse us for a portion of the Shared Executives’ compensation based on the amount of time they devote to PVR and PVG, our Committee, the PVR Committee and the PVG Committee review the amount of the Shared Executives’ time allocable to PVR and PVG each year and determine whether such time allocations are reasonable in light of the business conducted by PVR and PVG during such year.

Considerations in Light of Current Economic Conditions.    Our Committee, with the assistance of the PVR Committee and the PVG Committee, has historically considered general economic conditions, as well as industry-specific and Company- or PVR-specific economic conditions, when setting our compensation policies and making compensation decisions. Given the condition of the current global financial and credit markets and the likely impact of this and other factors in 2009, our Committee decided not to raise our NEOs’ 2009 salaries at this time even though this may result in the Shared Executives and Mr. Whitehead receiving salaries which are below the median of our peers. Our Committee and the PVR Committee also considered whether, given the significant decline in our stock price and PVR’s unit price in 2008, we or PVR should value the stock or units used to pay long-term compensation based on the grant date closing price, as we and PVR have done historically, or in a different manner that would result in the issuance of less shares or units. Our Committee and the PVR Committee decided to continue to use the grant date closing price valuation method for two reasons. First, this method is consistent with our and PVR’s past and current practices, as well as the past and current practices of each of our respective industries. More importantly, it is also consistent with our and PVR’s philosophy that our NEOs’ interests should be aligned with the interests of our shareholders and PVR’s unitholders. Given that philosophy, our Committee and the PVR Committee believe that it would be unfair to make valuation adjustments for low share or unit prices with respect to current grants when we and PVR do not intend to reprice or otherwise enhance the value of any previously granted options or other long-term compensation to compensate our NEOs for the value loss of those historical grants.

Peer Benchmarks for the Company.    In 2008, our Committee engaged Hewitt Associates LLC, or “Hewitt,” for the second consecutive year as its independent compensation consultant to assist it in a general review of the compensation packages for the Shared Executives and Mr. Whitehead. Hewitt studied a peer group which was comprised of the following 16 publicly traded oil and gas companies, referred to as “our Peer Group,” similar to us based on revenues, assets, capitalization, scope of operations and total shareholder return:

Berry Petroleum Company	Parallel Petroleum Corporation
Bill Barrett Corporation	Petrohawk Energy Corporation
Cabot Oil & Gas Corporation	Petroleum Development Corporation
Carrizo Oil & Gas, Inc.	PetroQuest Energy, Inc.
CNX Gas Corporation	Quicksilver Resources Inc.
Delta Petroleum Corporation	Range Resources Corporation
EXCO Resources, Inc.	Southwestern Energy Company
Goodrich Petroleum Corporation	St. Mary Land & Exploration Company

Based on Hewitt’s analysis of base salaries, target bonuses and long-term compensation opportunities of our Peer Group as described in survey data and proxy statements and other periodic reports filed by our Peer Group, Hewitt concluded that total 2008 compensation opportunities for the Shared Executives and Mr. Whitehead, as a group, were generally near the 50th percentile of our Peer Group. During 2008, we also performed an internal analysis of our Peer Group’s compensation practices as described in proxy statements and other periodic reports, and our conclusions were generally consistent with those of Hewitt. See “How Compensation Is Determined—Company, Partnership and Individual Performance Criteria” for information regarding the competitive compensation positioning of individual NEOs.

Peer Benchmarks for PVR.    In 2008, the PVR Committee engaged BDO Seidman LLP, or “BDO Seidman,” for the second consecutive year as its independent compensation consultant to assist it in a general review of the compensation packages for the executive officers of the PVR General Partner, including Mr. Horton and the Shared Executives. BDO Seidman analyzed the base salaries, target bonuses and long-term compensation opportunities of the following peer group comprised of 16 publicly traded limited partnerships, referred to as the “PVR Peer Group,” comparable to PVR based on market capitalization and type and geographic location of operations:

Alliance Resource Partners, L.P.	Hiland Partners, LP
Atlas Pipeline Partners, L.P.	Magellan Midstream Partners, L.P.
Boardwalk Pipeline Partners, LP	Natural Resource Partners L.P.
Copano Energy, L.L.C.	NuStar Energy L.P.
Crosstex Energy, L.P.	ONEOK Partners, L.P.
DCP Midstream Partners, LP	Regency Energy Partners LP
Enbridge Energy Partners, L.P.	Sunoco Logistics Partners L.P.
Energy Transfer Partners, L.P.	TEPPCO Partners, L.P.

BDO Seidman’s analysis showed that the total compensation of the PVR General Partner executives who devote substantially all of their time to PVR falls between the 50th and 75th percentile of the PVR Peer Group, but that PVR’s overall cost of management is significantly lower than that of the PVR Peer Group because PVR reimburses us for only a portion of the Shared Executives’ compensation. During 2008, we also performed an internal analysis of the PVR Peer Group’s compensation practices as described in proxy statements and other periodic reports, and our conclusions were generally consistent with those of BDO Seidman. See “How Compensation Is Determined—Company, Partnership and Individual Performance Criteria” for information regarding the competitive compensation positioning of individual NEOs.

Company, Partnership and Individual Performance Criteria.    Our Committee, with the assistance of the PVR Committee and the PVG Committee, targets the amount of salary, cash bonus and long-term compensation awards for each NEO at approximately the 50th percentile of comparable executives of our peers, in the case of the Shared Executives and Mr. Whitehead, or comparable executives of PVR’s peers, in the case of Mr. Horton, who devotes substantially all of his time to PVR. However, given the importance of executive accountability for our and PVR’s performance as well as for individual performance, our Committee, the PVR Committee and the PVG Committee recognize that compensation for any NEO could exceed such 50th percentile targets, reflecting a reward for exceptional Company, PVR or individual performance, or be lower than such 50th percentile targets, reflecting Company, PVR or individual underperformance.

To measure specific performance, our Committee, with the assistance of the PVR Committee and the PVG Committee, uses certain quantitative Company and PVR performance criteria and certain quantitative and qualitative individual performance criteria which measure achievement and contribution to us or PVR. Our Committee believes that the performance criteria for each NEO are focused on factors over which such NEO has some control and which should have a positive effect on our and PVR’s operations and on the price of our common stock or PVR’s or PVG’s common units. The weight given any one criterion and the mix of criteria included in determining amounts of compensation vary among our NEOs depending on their positions and principal areas of responsibility. The relevance and the relative importance of any of these criteria change from time to time, even within the same year, depending on our and PVR’s strategic objectives, operational needs and general business and regulatory environments. For this reason, our Committee may change these performance criteria from year to year, may assign an aggregate weight to several performance criteria applicable to a NEO, may consider adding criteria which were not known at the time the original criteria were established, or deleting criteria which became obsolete or unimportant, or may consider all criteria collectively.

Performance Criteria and Risk Assessment.    Our Committee and the PVR Committee believe that the performance criteria used to measure bonus and long-term compensation will incent our NEOs to promote vigorously our and PVR’s short- and long-term financial and operational success without taking excessive risks for several reasons. First, objective goals are set annually based on our, PVR’s and our industries’ historical experience and also on board-approved budgets at levels which our Committee and our CEO believe are achievable without undue risk-taking. More importantly, performance criteria include not only objective measures, which alone might promote undue risk-taking to achieve a merely numerical goal, but also subjective measures, which are designed and recommended by our CEO and approved by our Committee to encourage our NEOs to take steps to position us and PVR to take advantage of diversified opportunities rather than simply focus on numerical goals. These subjective measures, along with the general discretion our Committee retains to change the mix or relative importance of criteria from time to time, provide our Committee and the PVR Committee the tools to evaluate those steps by any measure, including risk-taking, which is assessed on an ongoing basis by our Board and the PVR General Partner Board.

Compensation of Our NEOs

A. James Dearlove, President and CEO.    In February 2009, our Committee decided not to increase Mr. Dearlove’s base salary for 2009, maintaining it at $450,000. Our Committee also awarded to Mr. Dearlove a 2008-related cash bonus of $495,000, or approximately 110% of his 2008 base salary, and a 2008-related long-term compensation award valued at $2,000,000, or approximately 444% of his 2008 base salary, based on the following 2008-related performance criteria:

CORPORATE AND PARTNERSHIP CRITERIA	GOAL	PERFORMANCE
Increase in our net asset value per share from December 31, 2007 to December 31, 2008 (1)	Target—13% increase Stretch—15.6% increase	Actual—18% increase
Increase in PVR distributable cash flow (DCF) per unit from December 31, 2007 to December 31, 2008 (2)	Target—$1.98 DCF per unit Stretch—$2.06 DCF per unit	Actual—$2.00 DCF per unit
INDIVIDUAL CRITERIA	ASSESSMENT
Continually assess and modify our, PVR’s and PVG’s strategy as needed to accommodate changes in energy, economic and political environments

Principal architect of our, PVR’s and PVG’s individual and collective strategies as presented to our Board, the PVR General Partner Board and the PVG General Partner Board

Recommended and oversaw modifications and redirections in our and PVR’s capital spending and other modifications to our and PVR’s strategies resulting from adverse global financial and credit conditions

Promoted PVR’s strategy to grow coal reserves and other natural resource assets by overseeing two acquisitions, or the “PVR Coal Acquisitions,” of aggregate of $26.4 million of coal reserves and timber

Promoted PVR’s strategy to expand natural gas midstream operations by overseeing five acquisitions, or the “Midstream Acquisitions,” by PVR’s natural gas midstream division, or “PVR Midstream,” of aggregate of over $250 million of midstream assets which geographically expanded PVR’s gas gathering and processing footprint

Oversee program to sustain long-term oil and natural gas production and reserve growth, adjusting portfolio as necessary	Oversaw spending of $505 million for development and exploratory drilling in 2008, and oversaw redirection of East Texas drilling from Cotton Valley to Bossier Shale and sale of $32 million of non-core oil and gas assets
Assess and modify PVR’s business plan and priorities as needed	Altered capital expenditures to adjust for deteriorating market conditions
Evaluate feasibility of PVG participation in PVR growth	Recognized advantage of and oversaw including PVG units as compensation component to facilitate completion of $165 million PVR Midstream acquisition
Develop synergies between our oil and gas business and PVR’s midstream business	Promoted both our and PVR’s strategy to utilize our relationship with each other by overseeing continuation of PVR’s gathering and processing of our gas through PVR’s East Texas gas processing plant and marketing such gas, or, together, the “PVA/PVR Transactions”
Work with our Board to update succession plan for CEO position and implement personnel evaluation and development plan for us and PVR	Succession plan and internal candidate assessments reviewed with Board on annual and as-needed basis and implementation of personnel evaluation and development plan completed

INDIVIDUAL CRITERIA	ASSESSMENT
Represent us, PVR and PVG to investment community	Oversaw active investor relations program, including eight quarterly public teleconferences and 16 investor conferences, including more than 140 “one-on-one” investor meetings, four sales force presentations and seven road shows held during 2008
Ensure ethical “tone at the top” regarding compliance by us, PVR and PVG with all applicable laws, rules and regulations	We, PVR and PVG have excellent regulatory and ethical track records
Other considerations	Our 2008 total shareholder return was above median of Peer Group Significant complexity of managing three separate publicly traded entities engaged in multiple businesses

(1)	“Net asset value per share,” as we compute it, is equal to (x) the value of our proved oil and natural gas reserves and other assets (principally, the market value of our ownership interest in PVG), minus (y) our debt not related to PVR, divided by (z) the total number of shares of our common stock issued and outstanding.
(2)	“Distributable cash flow per unit,” as we and PVR compute it, is equal to (x) PVR’s distributable cash flow net of the PVR General Partner’s interest (including incentive distributive rights), divided by (y) the weighted average number of PVR common units issued and outstanding for the year. “Distributable cash flow,” as we and PVR compute it, is equal to (x) the sum of PVR’s (A) net income plus (B) DD&A expenses plus (C) impairments plus (D) derivative losses (gains) included in operating income and other income plus (E) cash received (paid) for derivative settlements plus (F) cash received from equity method joint ventures, minus (y) the sum of PVR’s (A) equity earnings from joint ventures plus (B) maintenance capital expenditures.

Our Committee believes, and Hewitt’s data confirmed, that the amounts of 2008-related bonus and long-term compensation awarded to Mr. Dearlove, when combined with his base salary, comprise an industry-competitive compensation package that falls slightly above the 50th percentile of CEOs in our Peer Group. Further, our Committee believes that this compensation appropriately reflects our, PVR’s and Mr. Dearlove’s 2008 performances.

Frank A. Pici, Executive Vice President and CFO.    In February 2009, our Committee decided not to increase Mr. Pici’s base salary for 2009, maintaining it at $275,000. Our Committee also awarded to Mr. Pici a 2008-related cash bonus of $210,000, or approximately 76% of his 2008 base salary, and a 2008-related long-term compensation award valued at $550,000, or approximately 200% of his 2008 base salary, based on the following 2008-related performance criteria:

CORPORATE AND PARTNERSHIP CRITERIA	GOAL	PERFORMANCE
Increase in our net asset value per share from December 31, 2007 to December 31, 2008	Target—13% increase Stretch—15.6% increase	Actual—18% increase
Increase in PVR distributable cash flow (DCF) per unit from December 31, 2007 to December 31, 2008	Target—$1.98 DCF per unit Stretch—$2.06 DCF per unit	Actual—$2.00 DCF per unit
INDIVIDUAL CRITERIA	ASSESSMENT
Evaluate feasibility of tax efficient redeployment of certain of our assets	Oversaw evaluations of potential redeployment of certain groups of assets, including sale of $32 million of non-core oil and gas assets
Evaluate our capital structure and need for additional financing	Oversaw continuing evaluation of capital structure

INDIVIDUAL CRITERIA	ASSESSMENT

Oversee manner and timing of additional financing for PVR	Oversaw $153 million PVR follow-on offering, or the “PVR Offering,” $700 million PVR refinancing and conversion to secured credit facility, or the “PVR Refinancing,” and prepayment of PVR senior notes

Identify and analyze techniques whereby PVG assists PVR in making acquisitions	Identified PVG-related financing alternatives for PVR and recognized advantage of including PVG units as compensation component in $165 million PVR Midstream acquisition

Oversee financial planning, modeling and evaluation of potential acquisitions by us and PVR	Participated in strategic and economic evaluations of PVR Coal Acquisitions and Midstream Acquisitions and oversaw financial planning

Monitor hedging policy for our oil and gas exploration and production business and PVR’s natural gas midstream business and set policy for SOX compliance

Current hedging policies for our and PVR Midstream’s businesses in place and monitored regularly

SOX compliance policies in place, and we, PVR and PVG have had no significant SOX-related regulatory compliance issues

Develop succession plan for the position of CFO	Assessment of internal candidates reviewed with CEO annually

Work with HR department to develop personnel evaluation methodology for finance and accounting staff	Evaluation methodology completed and in use

Overall responsibility for finance, accounting, tax, audits, investor relations and information technology

Transition to new accounting system not completed within expected time period, but in final stages of full implementation

Excellent relationship with our and PVR’s bank groups comprised of 10 banks and 17 banks

Oversaw active investor relations function

Other considerations

Our 2008 total shareholder return was above median of Peer Group

Significant complexity of managing finance, tax, accounting, treasury, investor relations and information technology-related aspects of three separate publicly traded entities engaged in multiple businesses

Our Committee believes, and Hewitt’s data confirmed, that the amounts of 2008-related bonus and long-term compensation awarded to Mr. Pici, when combined with his base salary, comprise an industry-competitive compensation package that falls between the 25th and 50th percentiles of CFOs in our Peer Group. Further, our Committee believes that this compensation appropriately reflects our, PVR’s and Mr. Pici’s 2008 performances.

Nancy M. Snyder, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary.     In February 2009, our Committee decided not to increase Ms. Snyder’s base salary for 2009, maintaining it at $265,000. Our Committee also awarded to Ms. Snyder a 2008-related cash bonus of $235,000, or approximately 89% of her 2008 base salary, and a 2008-related long-term compensation award valued at $850,000, or approximately 321% of her 2008 base salary, based on the following 2008-related performance criteria:

CORPORATE AND PARTNERSHIP CRITERIA	GOAL	PERFORMANCE
Increase in our net asset value per share from December 31, 2007 to December 31, 2008	Target—13% increase Stretch—15.6% increase	Actual—18% increase

Increase in PVR distributable cash flow (DCF) per unit from December 31, 2007 to December 31, 2008	Target—$1.98 DCF per unit Stretch—$2.06 DCF per unit	Actual—$2.00 DCF per unit

INDIVIDUAL CRITERIA	ASSESSMENT
Assist in determining our, PVR’s and PVG’s direction from legal and business perspective and participate in business and strategic decisions	Contributed to formulation of our, PVR’s and PVG’s individual and collective strategy in general and with respect to all transactions described below

Oversee negotiation of issues related to our and PVR’s acquisitions, dispositions, public offerings and other transactions from both a legal and business perspective

Oversaw negotiation of PVR Offering, PVA/PVR Transactions, PVR Coal Acquisitions, Midstream Acquisitions, PVR Refinancing and other transactions

All PVA/PVR Transactions and PVR Coal Acquisitions, and several PVR Midstream Acquisitions, completed in-house with outside counsel retained only with respect to local title opinions or advice related to specialties such as tax and local environmental matters

Facilitate efficiency of transactions between us and PVR	PVA/PVR Transactions accomplished and potential conflicts identified and resolved

Advise and assist other officers of us and PVR and PVG General Partners regarding day-to-day legal matters, including those related to banking, insurance and financing	Oversaw in-house completion of several credit agreement amendments for us and PVR, numerous acquisition bids, joint operating agreements, joint exploration agreements, master service agreements, gas processing and transportation agreements, leases, easements and other day-to-day transactions and renewal of our, PVR’s and PVG’s directors and officers liability and other insurance policies

Oversee regulatory compliance and governance requirements for us, PVR and PVG

We, PVR and PVG have excellent legal compliance track record

Monitored and reacted in timely manner to changes in laws, rules and regulations

Reviewed and suggested amendment, as necessary, of all governance and other documents, including committee charters, codes of conduct, whistleblower policies, trading policies and equity plans for us, PVR and PVG

INDIVIDUAL CRITERIA	ASSESSMENT
Oversee outside legal counsel, in-house legal staff and corporate secretary function

Directed outside counsel with respect to PVR Offering and PVR Refinancing and oversaw all outside litigation or dispute-related work

Oversaw in-house legal staff, which, in addition to transactional work and day-to-day contractual matters, reviewed or prepared our, PVR’s and PVG’s periodic filings and governance documents, including more than 37 Form 8-Ks, 70 sets of board and committee minutes and 204 Form 4s

Overall responsibility of human resources function for us and PVR	Continued to expand and improve structure and efficiency of human resource department Oversaw continuation of compensation peer group analyses

Review and recommend modifications as necessary to our and PVR’s compensation policies	Created potential new PVR compensation vehicle for consideration by PVR Committee

Develop personnel evaluation methodology for us and PVR	Personnel evaluation methodology developed

Develop succession plan for general counsel position	Assessment of internal candidates reviewed with CEO annually

Other considerations

Good ability to select and manage personnel

Our 2008 total shareholder return was above median of Peer Group

Significant complexity of managing legal, human resource and corporate secretary functions of three separate publicly traded entities engaged in multiple businesses

Our Committee believes, and Hewitt’s data confirmed, that the amounts of 2008-related bonus and long-term compensation awarded to Ms. Snyder, when combined with her base salary, comprise an industry-competitive compensation package that falls at approximately the 50th percentile of officers in our Peer Group who have responsibilities comparable to those of Ms. Snyder. Further, our Committee believes that this compensation appropriately reflects our, PVR’s and Ms. Snyder’s 2008 performances.

H. Baird Whitehead, Executive Vice President and Chief Operating Officer and President of Our Oil and Gas Subsidiary.    In February 2009, our Committee decided not to increase Mr. Whitehead’s base salary for 2009, maintaining it at $325,000. Our Committee also awarded to Mr. Whitehead a 2008-related cash bonus of $325,000, or approximately 100% of his 2008 base salary, and a 2008-related long-term compensation award valued at $1,025,000, or approximately 315% of his 2008 base salary, based on the following 2008-related performance criteria:

CORPORATE CRITERIA	GOAL	PERFORMANCE
Increase in oil and gas production from December 31, 2007 to December 31, 2008	Target—53.9 Bcfe of production Stretch—55 Bcfe of production (assuming March 15, 2008 start up of processing plant)	Actual—46.9 Bcfe of production—delay in processing plant completion and redirection of East Texas drilling from Cotton Valley to Bossier Shale not anticipated at time goal was set

Increase in proved oil and gas reserves from December 31, 2007 to December 31, 2008	Target—198 Bcfe increase Stretch—225 Bcfe increase	Actual—236 Bcfe increase

Increase in proved, probable and possible oil and gas reserves from December 31, 2007 to December 31, 2008	Target—250 Bcfe increase Stretch—350 Bcfe increase	Actual—470 Bcfe increase

INDIVIDUAL CRITERIA	ASSESSMENT
Evaluate economic feasibility of Devonian, Woodford, Fayetteville, Bakkan and New Albany Shales	All shales evaluated and conclusions reached—Woodford exceeding expectations

Evaluate economic feasibility of horizontal drilling in Bossier Shale and Granite Wash	We became a recognized leader in horizontal drilling in these shales

Meet 2008 budget objectives for Appalachian coalbed methane, Mississippi horizontal, East Texas and Cotton Valley drilling programs and South Texas and South Louisiana exploration programs	Budget not met, but could not have anticipated redirection in East Texas or Mississippi drilling programs or delay in processing plant completion

Expand East Texas saltwater gathering and disposal systems to reduce overall disposal costs	Expansion accomplished and disposal costs reduced

Refine contingency plans to handle drilling partner financial issues	Plans refined in manner expected to minimize potential partner financial issues

Establish long range strategic goals	Goals were set, but will now be impacted by current global economic conditions

Facilitate economic evaluation of transferring our East Texas natural gas gathering assets to PVR Midstream	Evaluation in preliminary stages and under reconsideration due to economic conditions

Initiate testing of new unconventional low risk play types	Marcellus shales to be tested in 2009

Consider alternatives for non-core assets	Alternatives considered and $32 million of non-core assets sold

Develop a succession plan	Succession plan being developed

INDIVIDUAL CRITERIA	ASSESSMENT

Develop personnel evaluation methodology for oil and gas employees	Evaluation methodology in progress

Other considerations	Our 2008 total shareholder return was above median of Peer Group

Our Committee believes, and Hewitt’s data confirmed, that the amounts of 2008-related bonus and long-term compensation awarded to Mr. Whitehead, when combined with his base salary, comprise an industry-competitive compensation package that falls at slightly below the 50th percentile of chief operating officers in our Peer Group. Further, our Committee believes that this compensation appropriately reflects our and Mr. Whitehead’s 2008 performances.

Keith D. Horton, Chief Operating Officer—PVR Coal.    In February 2009, the PVR Committee recommended and our Committee decided to not increase Mr. Horton’s base salary for 2009, maintaining it at $280,000. The PVR Committee also recommended and our Committee, with the concurrence of the PVR Committee, awarded to Mr. Horton a 2008-related cash bonus of $160,000, or approximately 57% of his 2008 base salary, and a 2008-related long-term compensation award valued at $420,000, or approximately 150% of his 2008 base salary, based on the following 2008-related performance criteria:

PARTNERSHIP CRITERIA	GOAL	PERFORMANCE
Increase in PVR’s coal and natural resource management-related EBITDA from December 31, 2007 to December 31, 2008 (1)	Target—$99 million of EBITDA Stretch—$104 million of EBITDA	Actual—$127.1 million of EBITDA

Increase in PVR’s coal reserves from December 31, 2007 to December 31, 2008	Target—100 million ton increase Stretch—150 million ton increase	Actual—25 million ton increase

Increase in PVR’s revenues from coal infrastructure assets from December 31, 2007 to December 31, 2008	Target—$7.8 million Stretch—$8.5 million	Actual—$7.4 million of revenues

INDIVIDUAL CRITERIA	ASSESSMENT
Evaluate importance of and, if appropriate, develop three- and five-year plans to grow, non-coal assets, including timber assets	Evaluations completed and long-range plans to grow timber developed

Develop a succession plan	Assessment of internal candidates reviewed with CEO annually

Develop a personnel evaluation methodology for coal and timber employees	Development of methodology in process

Other considerations	PVR increased distributions by 9.6% during 2008

(1)	We and PVR define coal and natural resource management-related EBITDA as the sum of coal and natural resource management segment-related (x) operating income plus (y) DD&A expenses.

Our Committee and the PVR Committee believe, and BDO Seidman’s review and interpretation of market data confirmed, that the amounts of 2008-related bonus and long-term compensation awarded to Mr. Horton, when combined with his base salary, comprise an industry-competitive compensation package that falls between the 50th and 75th percentiles of chief operating officers in the PVR Peer Group. Further, our Committee and the PVR Committee believe that this compensation appropriately reflects PVR’s and Mr. Horton’s 2008 performances. These amounts also reflect Mr. Horton’s strong leadership abilities, significant industry experience, tenure at PVR and our desire to retain his services, as well as our Committee’s and the PVR Committee’s desire to facilitate, to the extent reasonable and appropriate, the opportunity for all of our NEOs to earn reasonably comparable compensation notwithstanding that they work in different industries that have different compensation practices.

Tax Implications

Section 162(m) of the Internal Revenue Code generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount qualifies for tax deductibility. Covered officers include each of our NEOs, except our CFO.

Our Committee considers our ability to fully deduct compensation in accordance with the $1 million dollar limitations of Section 162(m) in structuring our compensation programs. However, our Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in our best interests and the best interests of our shareholders. In this regard, approximately $215,501 of our CEO’s compensation in 2008 was not deductible for federal income tax purposes.

Our Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices at peer companies.

Compensation and Benefits Committee Report

Under the rules established by the SEC, we are required to discuss the compensation and benefits of our executive officers, including our CEO, our CFO and our other NEOs. The Compensation and Benefits Committee is furnishing the following report in fulfillment of the SEC’s requirements.

The Compensation and Benefits Committee has reviewed the information contained above under the heading “Compensation Discussion and Analysis” and has discussed the Compensation Discussion and Analysis with management. Based upon its review and discussions with management, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Benefits Committee

Edward B. Cloues, II (Chairman)

Robert Garrett

William H. Shea, Jr.

Gary K. Wright

Summary Compensation Table

The following table sets forth the compensation paid by us and PVR, during or with respect to the years ended December 31, 2008, 2007 and 2006, to (i) our CEO, our CFO, and two other of our most highly compensated executive officers and (ii) the PVR General Partner’s Co-President and Chief Operating Officer—Coal, who is also among our most highly compensated executive officers, for services rendered to us, PVG, PVR and our respective subsidiaries:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
A. James Dearlove President and Chief Executive Officer	2008	450,000	495,000		704,927	284,490	37,880	1,972,297
	2007	380,000	550,000		389,424	122,019	36,075	1,477,518
	2006	367,000	445,040	(4)	333,430	114,659	35,545	1,295,674

Frank A. Pici Executive Vice President and Chief Financial Officer	2008	275,000	210,000		296,155	193,197	36,545	1,010,897
	2007	263,000	220,000		195,230	117,254	33,200	828,684
	2006	253,000	280,040	(4)	148,509	98,449	30,745	810,743

H. Baird Whitehead Executive Vice President and Chief Operating Officer	2008	325,000	325,000		319,038	251,118	37,174	1,257,330
	2007	312,000	325,000		221,674	119,701	36,327	1,014,702
	2006	300,000	254,200	(4)	122,919	100,987	34,900	813,006

Keith D. Horton Co-President and Chief Operating Officer—Coal of PVR General Partner	2008	280,000	160,000		346,216	0	35,415	821,631
	2007	270,000	185,000		279,457	366	31,800	766,623
	2006	260,000	210,140	(4)	261,957	4,758	30,100	766,955

Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2008	265,000	235,000		249,635	198,360	36,269	984,264
	2007	230,000	215,000		124,830	132,202	31,800	733,832
	2006	220,000	255,040	(4)	110,444	109,214	31,220	725,918

(1)	Represents the amounts of expense recognized by us in 2008, 2007 and 2006 for financial statement reporting purposes with respect to both shares of restricted stock previously granted by our Committee to our NEOs in consideration for services rendered to us and restricted units previously granted by the PVR Committee to our NEOs in consideration for services rendered to PVR. These amounts were computed in accordance with FAS 123R and were based on the NYSE closing prices of our common stock and PVR’s common units on the dates of grant. See Note 21 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Represents the amounts of expense recognized by us in 2008, 2007 and 2006 for financial statement reporting purposes with respect to stock options previously granted by our Committee to our NEOs in consideration for services rendered to us. These amounts were computed in accordance with FAS 123R and were based on the Black-Scholes-Merton option-pricing formula. For a description of the assumptions used under the Black-Scholes-Merton option-pricing formula, see Note 21 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	Reflects (i) amounts paid by us and PVR for automobile allowances, executive health exams and gym memberships and (ii) our matching and other contributions to our NEOs’ 401(k) Plan accounts. We contributed $16,300, $16,000 and $15,700 to the 401(k) Plan account of each NEO in 2008, 2007 and 2006.
(4)	Represents (a) cash bonuses of $370,000, $205,000, $235,000, $182,000 and $180,000 awarded to Messrs. Dearlove, Pici, Whitehead and Horton and Ms. Snyder and (b) PVG common units worth $75,040, $75,040, $19,200, $28,140 and $75,040 granted to Messrs. Dearlove, Pici, Whitehead and Horton and Ms. Snyder. The PVG common units were granted to Messrs. Dearlove, Pici and Horton and Ms. Snyder on December 13, 2006 and to Mr. Whitehead on December 22, 2006. The values of the PVG common units were based on the NYSE closing price of the PVG common units on the dates of grant.

The cash components of our and PVR’s executive compensation consist of a base salary and the opportunity to earn an annual cash bonus. See “Compensation Discussion and Analysis—Elements of Compensation.” The amounts of salary and bonus reflected in the Summary Compensation Table above include not only amounts paid by us to our NEOs in consideration for services rendered to us, but also amounts paid or reimbursed by PVR and PVG in consideration for services rendered to PVR and PVG by the Shared Executives and Mr. Horton. The specific portions of salary and bonus paid, or reimbursed to us, by PVR and PVG depend on the portion of professional time devoted by each NEO to PVR and PVG. See “Compensation and Discussion Analysis—Compensation Structure” for a description of the manner in which our NEOs are compensated. The following table shows the portion of professional time devoted to PVR and PVG by each Shared Executive in 2008, 2007 and 2006 and the portion of such Shared Executive’s salary and bonus PVR and PVG reimbursed us with respect to those years:

	PVR Portion			PVG Portion*
Shared Executive	2008	2007	2006	2008	2007
A. James Dearlove	40%	38%	50%	5%	11%
Frank A. Pici	33%	28%	32%	9%	4%
Nancy M. Snyder	35%	33%	43%	4%	6%

*	PVG completed its initial public offering in December 2006.

Because Mr. Whitehead devoted all of his professional time to us in 2008, 2007 and 2006, we paid all of his 2008, 2007 and 2006 salaries and 2008-related, 2007-related and 2006-related bonuses. Because Mr. Horton devoted all of his professional time to PVR in 2008, 2007 and 2006, PVR paid all of his 2008, 2007 and 2006 salaries and 2008-related, 2007-related and 2006-related bonuses. In addition to the 2006-related cash bonus, in 2006, we paid each of our NEOs a stock bonus consisting of PVG common units upon the completion of PVG’s initial public offering in December 2006 in recognition of services rendered in connection with such offering.

The equity components of our and PVR’s executive compensation program consist of the opportunity to earn awards of restricted stock, restricted stock units or stock options from us and awards of restricted units or phantom units from PVR. Like the cash component of executive compensation, that portion of the value of each NEO’s equity-based compensation paid by us, or paid or reimbursed by PVR or PVG, depends on the portion of professional time that each NEO devotes to us, PVR and PVG. The values of the stock awards reflected in the Summary Compensation Table above include the values of restricted stock and stock option awards granted by our Committee and restricted unit awards granted by the PVR Committee. Our Committee did not grant any restricted stock units, and the PVR Committee did not grant any phantom units, in 2008, 2007 or 2006.

Grants of Plan-Based Awards

The following table sets forth (i) the grant date and number of all shares of restricted stock and stock options, and the exercise price of all stock options, granted to our NEOs in 2008 by our Committee with respect to services rendered to us in 2007 and (ii) the grant date and number of all restricted units granted to our NEOs in 2008 by the PVR Committee with respect to services rendered to PVR in 2007:

2008 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
A. James Dearlove	February 22, 2008	14,668	(1)				620,016
	February 22, 2008	28,242	(2)				759,992
	February 22, 2008			48,317	(1)	42.27	619,907

Frank A. Pici	February 22, 2008	6,813	(1)				287,986
	February 22, 2008	8,324	(2)				223,999
	February 22, 2008			22,444	(1)	42.27	287,957

H. Baird Whitehead	February 22, 2008	11,533	(1)				487,500
	February 22, 2008			37,991	(1)	42.27	487,425

Keith D. Horton	February 22, 2008	14,864	(2)				399,990

Nancy M. Snyder	February 22, 2008	6,340	(1)				267,992
	February 22, 2008	9,810	(2)				263,987
	February 22, 2008			20,885	(1)	42.27	267,955

(1)	These were awards of stock options and restricted stock granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan.
(2)	These were awards of restricted units approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan.

The values of our restricted stock were based on the NYSE closing prices of our common stock on the dates of grant. The values of our stock options were computed using the Black-Scholes-Merton option-pricing formula. For a description of the assumptions used under the Black-Scholes-Merton option-pricing formula, see Note 21 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. All stock options ever granted to our NEOs have a 10-year term. All stock options granted to our NEOs since 2004 vest over a three-year period, with one-third becoming exercisable on each of the first, second and third anniversaries of the grant date unless forfeited or earlier vested in accordance with their terms. See “Proposal No. 2—Approval of the Amendment and Restatement of Our Fifth Amended and Restated 1999 Employee Stock Incentive Plan—Summary of the Plan—Stock Options” for a description of the terms of our stock options. All restricted stock ever granted to our NEOs vests over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless forfeited or earlier vested in accordance with their terms. See “Proposal No. 2—Approval of the Amendment and Restatement of Our Fifth Amended and Restated 1999 Employee Stock Incentive Plan—Summary of the Plan—Restricted Stock” for a description of the terms of our restricted stock.

In February 2009, our Committee approved an amendment and restatement of our Fifth Amended and Restated 1999 Employee Stock Incentive Plan permitting our Committee to grant, and it did grant, restricted stock units to our NEOs. Each restricted stock unit granted to our NEOs entitles the grantee to receive one share of our common stock upon vesting, which occurs over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the restricted stock unitholder’s employment terminates for any reason other than death or disability, in which event any unvested restricted stock units are forfeited unless otherwise determined by our Committee and specified in the award agreement, or (ii) the restricted stock unitholder dies, becomes disabled or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with us or our affiliate, or there occurs a change in control of us, in which events all restrictions terminate. Payments of the restricted stock unit awards granted in February 2009 will be made in shares (or, at the request of the restricted stock unitholder and upon the approval of our Committee, an amount of cash equal to the fair market value of our shares) at the time of vesting, unless vesting occurs early on account of becoming retirement eligible, in which event payments will be made when such restricted stock units would have originally vested, even if that is after retirement. Our Committee granted dividend equivalent rights in tandem with the restricted stock unit awards it granted in February 2009. See “Proposal No. 2—Approval of the Amendment and Restatement of Our Fifth Amended and Restated 1999 Employee Stock Incentive Plan—Summary of the Plan—Restricted Stock Units.”

The values of PVR’s restricted units were based on the NYSE closing prices of PVR’s common units on the dates of grant. All restricted units granted to our NEOs since 2005 vest over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the restricted unitholder’s employment terminates for any reason other than death or retirement as provided in (ii) below, in which event any unvested restricted units are forfeited unless otherwise determined by the PVR Committee, or (ii) the restricted unitholder dies or retires after reaching age 62 and completing 10 years of consecutive service with the PVR General Partner or its affiliate or there occurs a change of control, in which events all restrictions lapse.

The PVR Committee granted phantom units to our NEOs for the first time in February 2009. Each phantom unit so granted entitles the grantee to receive one PVR common unit upon vesting, which occurs over a three-year period, with one-third of each award vesting on the first, second and third anniversaries of the grant date unless (i) the phantom unitholder’s employment terminates for any reason other than death or disability, in which event any unvested phantom units are forfeited unless otherwise determined by the PVR Committee, or (ii) the phantom unitholder dies, becomes disabled or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with the PVR General Partner or its affiliate, or there occurs a change of control, in which events all restrictions lapse. Payments of the phantom PVR unit awards granted in February 2009 will be made in common units (or, at the request of the phantom unitholder and upon the approval of the PVR Committee, an amount of cash equal to the fair market value of PVR’s common units) at the time of vesting, unless vesting occurs early on account of becoming retirement eligible, in which event payments will be made when such phantom units would have originally vested, even if that is after retirement. The PVR Committee granted distribution equivalent rights in tandem with the phantom unit awards it granted in February 2009.

Our Committee grants annual compensation-related stock options, restricted stock or restricted stock units, and the PVR Committee grants annual compensation-related restricted units or phantom units, during the first quarter of each year upon conclusion of the analysis of executive compensation with respect to the preceding year. The timing of our Committee’s stock option grants to our NEOs is consistent with the timing of stock option grants to other employees. Our Committee and the PVR Committee also grant stock options or restricted units from time to time in connection with the hiring of new employees and, while they have not done so, may consider such grants in connection with promotions. To date, our Committee and the PVR Committee have not granted any restricted stock, restricted stock units or phantom units in connection with the hiring of new employees or in connection with promotions, but they may consider such grants in the future. Our Committee and the PVR Committee may also consider grants at such other times as they may deem appropriate.

During 2008, we paid quarterly dividends of $0.05625 per share on each share of restricted stock, and PVR paid quarterly distributions ranging from $0.44 to $0.47 on each restricted unit. The dividends and distributions were paid at the same times and in the same amounts as dividends and distributions paid to the other holders of our common stock and PVR’s common units and were taken into consideration when determining the values of the restricted stock and restricted units shown previously in the Summary Compensation Table and in the Grants of Plan-Based Awards Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the numbers and values of unexercised stock options, restricted stock not vested as of December 31, 2008 and restricted units not vested as of December 31, 2008, in each case held by our NEOs on December 31, 2008. The market value of non-vested restricted stock and restricted units is based on the NYSE closing prices of our common stock and PVR’s common units on December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
A. James Dearlove	12,556	(1)	6,278	(2)	31.535	2/26/16	19,164	(3)(4)	497,881
	5,389	(5)	10,777	(6)	35.205	2/26/17	39,357	(7)(8)	447,489
			48,317	(9)	42.270	2/21/18

Frank A. Pici	16,000	(10)			14.060	2/17/14	9,259	(3)(11)	240,549
	14,000	(12)			24.545	3/2/15	13,373	(7)(13)	152,051
	15,190	(1)	7,954	(2)	31.535	2/26/16
	4,456	(5)	8,912	(6)	35.205	2/26/17
			22,444	(9)	42.270	2/21/18

H. Baird Whitehead	40,000	(14)			9.275	3/17/12	19,637	(3)(15)	510,169
	13,332	(16)			24.545	3/2/15
			8,738	(2)	31.535	2/26/16
	3,622	(5)	7,242	(6)	35.205	2/26/17
			37,991	(9)	42.270	2/21/18

Keith D. Horton							26,721	(7)(17)	303,818

Nancy M. Snyder	12,687	(1)	6,343	(2)	31.535	2/26/16	6,340	(3)(18)	164,713
	6,602	(5)	13,202	(6)	35.205	2/26/17	14,945	(7)(19)	169,925
			20,885	(9)	42.270	2/21/18

(1)	One-half of these options vested on each of February 27, 2007 and February 27, 2008.
(2)	These options vested on February 27, 2009.
(3)	These awards were granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan.
(4)	Of these shares of restricted stock, 4,890 vested on February 22, 2009, 3,018 vested on February 27, 2009, 4,889 will vest on February 22, 2010, 1,478 will vest on February 27, 2010 and 4,889 will vest on February 22, 2011.
(5)	These options vested on February 27, 2008.
(6)	One-half of these options vested or will vest on each of February 27, 2009 and February 27, 2010.
(7)	These awards were approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan.
(8)	Of these restricted units, 9,414 vested on February 22, 2009, 7,236 vested on February 27, 2009, 9,414 will vest on February 22, 2010, 3,879 will vest on February 27, 2010 and 9,414 will vest on February 22, 2011.

(9)	One-third of these options vested or will vest on each of February 22, 2009, February 22, 2010 and February 22, 2011.
(10)	One-third of these options vested on each of February 18, 2005, February 18, 2006 and February 18, 2007.
(11)	Of these shares of restricted stock, 2,271 vested on February 22, 2009, 1,224 vested on February 27, 2009, 2,271 will vest on February 22, 2010, 1,222 will vest on February 27, 2010 and 2,271 will vest on February 22, 2011.
(12)	One-third of these options vested on each of March 3, 2006, March 3, 2007 and March 3, 2008.
(13)	Of these restricted units, 2,775 vested on February 22, 2009, 3,540 vested on February 27, 2009, 2,775 will vest on February 22, 2010, 1,509 will vest on February 27, 2010 and 2,774 will vest on February 22, 2011.
(14)	These options vested on March 18, 2003.
(15)	Of these shares of restricted stock, 3,845 vested on February 22, 2009, 5,122 vested on February 27, 2009, 3,844 will vest on February 22, 2010, 2,982 will vest on February 27, 2010 and 3,844 will vest on February 22, 2011.
(16)	One-half of these options vested on each of March 3, 2007 and March 3, 2008.
(17)	Of these restricted units, 4,955 vested on February 22, 2009, 7,947 vested on February 27, 2009, 4,955 will vest on February 22, 2010, 3,910 will vest on February 27, 2010 and 4,954 will vest on February 22, 2011.
(18)	Of these shares of restricted stock, 2,114 vested on February 22, 2009, 2,113 will vest on February 22, 2010 and 2,113 will vest on February 22, 2011.
(19)	Of these restricted units, 3,270 vested on February 22, 2009, 3,415 vested on February 27, 2009, 3,270 will vest on February 22, 2010, 1,720 will vest on February 27, 2010 and 3,270 will vest on February 22, 2011.

Stock Option Exercises and Vesting of Restricted Stock and Units

The following table sets forth the number of shares of our common stock or PVR’s common units acquired, and the values realized, by our NEOs upon the exercise of stock options or the vesting of restricted stock or restricted units during 2008:

Option Exercises and Stock Vested in 2008

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
A. James Dearlove	71,800	(1)	2,177,679	4,634	(1)	199,187
				10,154	(2)	276,972
Frank A. Pici	112,400	(1)	4,055,426	2,174	(1)	93,163
				5,256	(2)	143,367
H. Baird Whitehead	37,476	(1)	1,264,869	7,840	(1)	337,020
Keith D. Horton	N/A		N/A	10,913	(2)	297,677
Nancy M. Snyder	56,000	(1)	1,726,535	4,887	(2)	133,303

(1)	These awards were granted by our Committee, for services rendered to us, under the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan.
(2)	These awards were approved by our Committee and granted by the PVR Committee, for services rendered to PVR, under the Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2008 regarding the stock options outstanding and securities issued and to be issued under our equity compensation plans approved by the our shareholders. We do not have any equity compensation plans which were not approved by our shareholders.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	1,376,416	$33.39	1,869,261
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Nonqualified Deferred Compensation

The following table sets forth certain information regarding compensation deferred by our NEOs under our Supplemental Employee Retirement Plan:

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
A. James Dearlove	275,000	0	(176,853)	0	763,535
Frank A. Pici	110,000	0	(623,779)	0	1,170,084
H. Baird Whitehead	292,865	0	(548,422)	0	1,264,436
Keith D. Horton	0	0	(8,213)	0	11,083
Nancy M. Snyder	185,000	0	(391,540)	0	880,988

(1)	All of these amounts are included in the amounts of salary and bonus for 2008 reported in the Summary Compensation Table.
(2)	Except with respect to aggregate contributions by us of $21,910 and $21,906 on behalf of Messrs. Pici and Whitehead in 2001 and 2002, these amounts reflect only salaries and bonuses paid to our NEOs and earnings on those salaries and bonuses. All such salary and bonus amounts were previously reported as compensation to our NEOs in the Summary Compensation Table.

The Penn Virginia Corporation Supplemental Employee Retirement Plan, or the “SERP,” allows all of our and our affiliates’ employees whose salaries exceeded $130,000 in 2008 to defer receipt of up to 100% of their salary, net of their salary deferrals under our 401(k) Plan, and up to 100% of their annual cash bonuses. All deferrals under the SERP are credited to an account maintained by us and are invested by us, at the employee’s election, in our common stock or in certain mutual funds made available by us and selected by the employee. Since all amounts deferred under the SERP consist of previously earned salary or bonus, all SERP participants are fully vested at all times in all amounts credited to their accounts. Amounts held in a participant’s account will be distributed to the participant on the earlier of the date on which such participant’s employment terminates or there occurs a change of control of us. We are not required to make any contributions to the SERP. Since we established the SERP in 1996, we have contributed an aggregate of $43,816 in 2001 and 2002 to the SERP in connection with offers of employment to Messrs. Pici and Whitehead, but have made no other contributions to the SERP.

We have established a rabbi trust to fund the benefits payable under the SERP. Other than the $43,816 of Company contributions described above, the assets of the rabbi trust consist of the cash amounts of salary and bonus already earned and deferred by our NEOs and other employees under the SERP and the securities in which those amounts have been invested. Assets held in the rabbi trust are designated for the payment of benefits under the SERP and are not available for our general use. However, the assets held in the rabbi trust are subject to the claims of our general creditors, and SERP participants may not be paid in the event of our insolvency.

Change-in-Control Arrangements

Our Committee, the PVR Committee and we believe that our and PVR’s senior management and other key employees are a primary reason for our success and that it is important for us to protect them in the event that they lose their jobs under certain circumstances upon a change of control. Four of our five NEOs are age 55 or older, and our NEOs have served the Company for an average of more than 15 years, with Messrs. Dearlove and Horton and Ms. Snyder having served in various capacities for 31, 26 and 11 years. We also believe that, by providing change of control protection, our NEOs will be able to evaluate every Company or PVR opportunity, including a change of control, that may likely result in the termination of their employment, without the distraction of personal considerations. For these reasons, we and the PVR General Partner have entered into change of control severance agreements with our NEOs that entitle them to the benefits described below. We have studied the executive severance arrangements of the Company Peer Group and the PVR Peer Group as described in their 2008 proxy statements and 2007 annual reports on Form 10-K, and found that the terms of our and PVR’s change of control severance agreements are comparable to those of our and PVR’s peers.

Company Executive Change of Control Severance Agreements

On October 17, 2008, we entered into an Amended and Restated Executive Change of Control Severance Agreement, referred to as a “Company Severance Agreement,” with each of Messrs. Dearlove, Pici and Whitehead and Ms. Snyder containing the terms and conditions described below.

Term.    Each Company Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from us. If such notice is given, the Company Severance Agreement will terminate two years after the date of such notice.

Triggering Events.    Each Company Severance Agreement provides severance benefits to the NEO upon the occurrence of two events, or the “Dual Triggering Events.” Specifically, if a change of control of us occurs and, within two years after the date of such change of control, either (a) we terminate the NEO’s employment for any reason other than for cause or the NEO’s inability to perform his or her duties for at least 180 days due to mental or physical impairment or (b) the NEO terminates his or her employment due to a material reduction in his or her authority, duties, title, status or responsibility, a greater than 5% reduction in his or her base salary, a discontinuation of a material incentive compensation plan in which he or she participated, our failure to obtain an agreement from our successor to assume his or her Company Severance Agreement or the relocation by more than 100 miles of our office at which he or she was working at the time of the change of control, then the NEO may elect to receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.    Upon the occurrence of the Dual Triggering Events, the NEO may elect to receive a lump sum, in cash, of an amount equal to three times the sum of the NEO’s annual base salary plus the highest cash bonus paid to him or her during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase shares of our common stock then held by the NEO will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted stock and all restricted units of PVR and PVG then held by the NEO will immediately vest and all restrictions will lapse. We will also provide certain health and dental benefit related payments to the NEO as well as certain outplacement services.

Excise Taxes.    The Company Severance Agreements do not include “gross up” benefits to cover excise taxes. If our independent registered public accounting firm determines that any payments to be made or benefits to be provided to the NEO under his or her Company Severance Agreement would result in him or her being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him or her from being subject to such excise tax.

Restrictive Covenants and Releases.    Each Company Severance Agreement prohibits the NEO from (a) disclosing, either during or after his or her term of employment, confidential information regarding us or our affiliates and (b) until two years after the NEO’s employment has ended, soliciting or diverting business from us or our affiliates. Each Company Severance Agreement also requires that, upon payment of the severance benefits to our NEO, the NEO and Penn Virginia release each other from all claims relating to the NEO’s employment or the termination of such employment.

General Partner Executive Change of Control Severance Agreement

On October 17, 2008, the PVR General Partner entered into an Amended and Restated Executive Change of Control Severance Agreement, referred to as the “General Partner Severance Agreement,” with Mr. Horton containing the terms and conditions described below.

Term.    The General Partner Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from the PVR General Partner. If such notice is given, the General Partner Severance Agreement will terminate two years after the date of such notice.

Triggering Events.    The General Partner Severance Agreement provides severance benefits to Mr. Horton upon the occurrence of two events, or the “GP Dual Triggering Events.” Specifically, if a change of control occurs and, within two years after the date of such change of control, either (a) the PVR General Partner terminates Mr. Horton’s employment for any reason other than for cause or Mr. Horton’s inability to perform his duties for at least 180 days due to mental or physical impairment or (b) Mr. Horton terminates his employment due to a material reduction in his authority, duties, title, status or responsibility, a greater than 5% reduction in his base salary, a discontinuation of a material incentive compensation plan in which he participated, the PVR General Partner’s failure to obtain an agreement from its successor to assume his General Partner Severance Agreement or his relocation by more than 100 miles of the PVR General Partner’s office at which he was working at the time of the change of control, then Mr. Horton may elect to receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits.    Upon the occurrence of the GP Dual Triggering Events, Mr. Horton may elect to receive a lump sum, in cash, of an amount equal to three times the sum of his annual base salary plus the highest cash bonus paid to him during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase shares of our common stock then held by Mr. Horton will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted stock and all restricted units of PVR and PVG then held by Mr. Horton will immediately vest and all restrictions will lapse. The PVR General Partner will also provide certain health and dental benefit-related payments to Mr. Horton as well as certain outplacement services.

Excise Taxes.    The General Partner Severance Agreement does not include “gross up” benefits to cover excise taxes. If the PVR General Partner’s independent registered public accounting firm determines that any payments to be made or benefits to be provided to Mr. Horton under his General Partner Severance Agreement would result in him being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him from being subject to such excise tax.

Restrictive Covenants and Releases.    The General Partner Severance Agreement prohibits Mr. Horton from (a) disclosing, either during or after his term of employment, confidential information regarding the PVR General Partner or its affiliates and (b) until two years after his employment has ended, soliciting or diverting business from the PVR General Partner or its affiliates. The General Partner Severance Agreement also requires that, upon payment of the severance benefits to Mr. Horton, Mr. Horton and the PVR General Partner release each other from all claims relating to Mr. Horton’s employment or the termination of such employment.

Estimated Payments

The following table sets forth the estimated aggregate payments to (i) Messrs. Dearlove, Pici and Whitehead and Ms. Snyder under their respective Company Severance Agreements assuming that the Dual Triggering Events occurred on December 31, 2008 and (ii) Mr. Horton under his General Partner Severance Agreement assuming that the GP Dual Triggering Events occurred on December 31, 2008:

Name of Executive Officer	Salary and Bonus ($)	Accelerated Vesting of Restricted Stock and Units ($)	Other Benefits ($) (1)	Total Estimated Severance Payment ($)
A. James Dearlove	3,000,000	945,393	81,400	4,026,793
Frank A. Pici	1,485,000	392,600	81,400	1,959,000
H. Baird Whitehead	1,950,000	482,397	81,400	2,513,797
Keith D. Horton	1,395,000	303,829	81,400	1,780,229
Nancy M. Snyder	1,440,000	334,649	81,400	1,856,049

(1)	Other benefits include medical and dental insurance-related payments and the value of outplacement services.

Change-in-Location Arrangement

As part of her employment arrangements in 1997, we agreed that, in the event of the relocation of our executive offices by more than 50 miles, Ms. Snyder would receive an amount equal to her then current annual salary if her employment ceased for any reason as a result of such relocation, including her decision not to relocate.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Cloues, Garrett, Shea and Wright served on the Compensation and Benefits Committee. None of these members is a former or current officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons.” In 2008, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation and Benefits Committee.

TRANSACTIONS WITH RELATED PERSONS

Relationship with PVG and PVR

PVG is a NYSE-listed limited partnership formed by us to hold the general partner interest, all of the incentive distribution rights and substantially all of our limited partner interests in PVR. PVG completed the initial public offering of its common units in December 2006. As of March 11, 2009, we indirectly held the non-economic general partner interest in PVG, as well as 30,077,429 common units representing, in the aggregate, a 77.0% limited partner interest in PVG.

PVR is a NYSE-listed limited partnership, which manages coal and natural resource properties and related assets and operates a natural gas midstream gathering and processing business. As of March 11, 2009, we indirectly held 51,333 common units representing a 0.1% limited partner interest in PVR, and PVG indirectly held the sole 2% general partner interest and all of the incentive distribution rights in PVR and directly held 19,587,049 common units representing, in the aggregate, a 37.8% limited partner interest in PVR.

Transactions with PVG

In general, PVG pays quarterly cash distributions of all of its available cash to the holders of its common units. PVG’s available cash is its cash on hand at the end of the quarter after the payment of its expenses and the establishment of cash reserves for future capital expenditures and operational needs. We are entitled to distributions on our limited partner interests in PVG. In 2008, we received $43.4 million of distributions from PVG.

Transactions with PVR

Quarterly Cash Distributions by PVR.    The PVR General Partner, which is a wholly owned subsidiary of PVG, is entitled to distributions on its general partner interest in PVR, and we and PVG are entitled to distributions on our limited partner interests in PVR. In general, PVR pays quarterly cash distributions in the following manner:

•

first, 98% to the common unitholders, pro rata, and 2% to the PVR General Partner, until PVR distributes for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•

second, 98% to the common unitholders, pro rata, and 2% to the PVR General Partner, until PVR distributes for each outstanding common unit an amount equal to any arrearages in the payment of the minimum quarterly distribution on the common units for any prior quarters; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

The minimum quarterly distribution is $0.25.

Incentive Distribution Rights.    The PVR General Partner is also entitled to distributions payable with respect to incentive distribution rights. Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved.

If for any quarter:

•	PVR has distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution; and

•	PVR has distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, PVR will distribute any additional available cash from operating surplus for that quarter among the unitholders and the PVR General Partner in the following manner:

•	first, 98% to all unitholders, pro rata, and 2% to the PVR General Partner, until each unitholder has received a total of $0.275 per unit for that quarter;

•	second, 85% to all unitholders, and 15% to the PVR General Partner, until each unitholder has received a total of $0.325 per unit for that quarter;

•	third, 75% to all unitholders, and 25% to the PVR General Partner, until each unitholder has received a total of $0.375 per unit for that quarter; and

•	thereafter, 50% to all unitholders and 50% to the PVR General Partner.

In 2008, PVG received total distributions, including incentive distributions, of $57.5 million from PVR, and we received total distributions of $0.2 million from PVR.

Shared Management and Administrative Services.    In 2008, we provided administrative services to PVR and PVG and shared management and administrative personnel with PVR and PVG. These personnel operated our business and PVR’s and PVG’s businesses. As a result, certain of our NEOs as well as other Company personnel allocated the time they spent on our behalf and on behalf of PVR and PVG. Based on those allocations, PVR and PVG reimbursed us for a proportionate share of compensation and benefit expenses of employees and officers as well as other administrative and overhead expenses incurred by PVR and PVG in connection with services rendered to PVR and PVG. In 2008, aggregate reimbursements by PVR totaled approximately $5.1 million and aggregate reimbursements by PVG totaled approximately $0.4 million.

Units Purchase Agreement.    In connection with PVR’s acquisition of Lone Star Gathering, L.P., or “Lone Star,” Penn Virginia Resource LP Corp., or “LP Corp,” and Kanawha Rail Corp., or “KRC,” each a wholly owned subsidiary of us, entered into a Units Purchase Agreement with PVR. Pursuant to the Units Purchase Agreement, LP Corp and KRC sold an aggregate of 2,009,995 common units of PVG to PVR for an aggregate purchase price of $61.8 million. PVR delivered such PVG common units to Lone Star in payment of a portion of the purchase price of the Lone Star acquisition.

Oil and Gas Marketing Agreement.    Penn Virginia Oil & Gas, L.P., or “PVOG LP,” our wholly owned subsidiary, and Connect Energy Services, LLC, or Connect Energy, PVR’s wholly owned subsidiary, are parties to a Master Services Agreement effective September 1, 2006. Pursuant to the Master Services Agreement, PVOG LP and Connect have agreed that Connect will market all of PVOG LP’s oil and gas production in Arkansas, Louisiana, Oklahoma and Texas for a fee equal to 1% of the net sales price (subject to specified limitations) received by PVOG LP for such production. The Master Services Agreement has a primary term of five years and automatically renews for additional one year terms until terminated by either party. In 2008, PVOG LP paid Connect Energy $3.0 million in fees pursuant to the Master Services Agreement.

Gas Gathering and Processing Agreement.    PVOG LP and PVR East Texas Gas Processing LLC, or “PVR East Texas,” PVR’s wholly owned subsidiary, are parties to a Gas Gathering and Processing Agreement effective May 1, 2007. Pursuant to the Gas Gathering and Processing Agreement, PVOG LP and PVR East Texas have agreed that PVR East Texas will gather and process all of PVOG LP’s current and future gas production in certain areas of the Bethany Field in East Texas and redeliver the natural gas liquids to PVOG LP for a $0.30/MMBtu service fee (with an annual CPI adjustment). The Gas Gathering and Processing Agreement has a primary term of ending August 31, 2021 and automatically renews for additional one year terms until terminated by either party. PVR East Texas began gathering and processing PVOG LP’s gas in June 2008. In 2008, PVOG LP paid PVR East Texas $2.0 million in fees pursuant to the Gas Gathering and Processing Agreement.

Gas Sales Arrangement.    From time to time, PVOG LP sells gas or NGLs to Connect Energy at PVR’s Crossroads Plant, and Connect Energy resells such gas or NGLs to third parties. The sales price received by

PVOG LP from Connect Energy for such gas or NGLs equals the sales price received by Connect Energy for such gas or NGLs from the third parties. In 2008, PVOG LP received $127.9 million from Connect Energy in connection with such sales.

Omnibus Agreement.    We, the PVR General Partner, PVR and Penn Virginia Operating Co., LLC, a wholly owned subsidiary of PVR, are parties to an Omnibus Agreement that governs potential competition among us. The Omnibus Agreement was entered into in connection with PVR’s initial public offering in October 2001. Upon completion of PVG’s initial public offering in December 2006, PVG became subject to the Omnibus Agreement as an affiliate of us. For purposes of the Omnibus Agreement, any restrictions that apply to us also apply to PVG.

Under the Omnibus Agreement, we and our affiliates are not permitted to engage in the businesses of: (i) owning, mining, processing, marketing or transporting coal, (ii) owning, acquiring or leasing coal reserves or (iii) growing, harvesting or selling timber, unless we or they first offer PVR the opportunity to acquire these businesses or assets and the board of directors of the PVR General Partner, with the concurrence of its Conflicts Committee, elects to cause PVR not to pursue such opportunity or acquisition. In addition, we and our affiliates will be able to purchase any business which includes the purchase of coal reserves, timber or infrastructure relating to the production or transportation of coal if the majority value of such business is not derived from owning, mining, processing, marketing or transporting coal or growing, harvesting or selling timber. If we or our affiliates make any such acquisition, we or they must offer PVR the opportunity to purchase the coal reserves, timber or related infrastructure following the acquisition and the PVR General Partner’s Conflicts Committee will determine whether PVR should pursue the opportunity. The restriction will terminate upon a change of control of us or the PVR General Partner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has not yet considered whether to retain KPMG LLP, or “KPMG,” as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2009. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Audit Fees

In connection with the audits of our financial statements and internal control over financial reporting, or “ICFR,” for 2008, we entered into an agreement with KPMG which sets forth the terms by which KPMG will perform audit services for us. That agreement is subject to alternative dispute resolution procedures, an exclusion of the right to collect punitive damages and various other provisions. The following table shows fees for professional audit services rendered by KPMG for the audits of our, PVR’s and PVG’s consolidated financial statements for 2008 and 2007, the audits of our, PVG’s and PVR’s ICFR for 2008 and 2007 and fees for other services rendered by KPMG:

	2008	2007
Penn Virginia Corporation
Audit Fees (1)	$973,500	$1,485,900
Audit-Related Fees (2)	—	5,000
Tax Fees	—	—
All Other Fees (3)	1,500	1,500
Penn Virginia GP Holdings, L.P.
Audit Fees (4)	160,000	132,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Penn Virginia Resource Partners, L.P.
Audit Fees (5)	1,020,000	766,800
Audit-Related Fees (6)	5,000	5,000
Tax Fees (7)	—	13,600
All Other Fees	—	—

Total Fees	$2,160,000	$2,410,800

(1)	Audit fees for us consist of fees for the audit of our consolidated financial statements, the audit of our ICFR and consents for registration statements and comfort letters related to public offerings. Also included in audit fees are reimbursements of travel-related expenses.
(2)	Audit-related fees for us consist of fees pertaining to debt compliance letters issued by KPMG for our revolving credit facility.
(3)	Other fees for us consist of a subscription to an online accounting research service.
(4)	Audit fees for PVG consist of fees for the audit of PVG’s consolidated financial statements, the audit of PVG’s ICFR and consents for registration statements. Also included in audit fees are reimbursements of travel-related expenses.
(5)	Audit fees for PVR consist of fees for the audit of PVR’s financial statements, the audit of PVR’s ICFR and consents for registration statements and comfort letters related to public offerings. Also included in audit fees are reimbursements of travel-related expenses.
(6)	Audit-related fees for PVR consist of fees pertaining to debt compliance letters issued by KPMG for PVR’s senior unsecured notes.
(7)	Tax fees for PVR consist of fees for reviews of state tax returns for certain subsidiaries of PVR.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. All services rendered for the Company by KPMG in 2008 were pre-approved by the Audit Committee.

Audit Committee Report

Under the rules established by the SEC, the Company is required to provide certain information about the Company’s independent registered public accounting firm and the Company’s financial statements for its most recently ended fiscal year. The Audit Committee of the Board is furnishing the following report in fulfillment of the SEC’s requirements.

As discussed above under the heading “Corporate Governance—Committees of the Board—Audit Committee,” the responsibilities of the Audit Committee include recommending that the Company’s financial statements be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for the fiscal year ended December 31, 2008. First, the Audit Committee reviewed and discussed with the Company’s management and KPMG, the Company’s independent registered public accounting firm for 2008, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008. Second, the Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, and Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including information regarding the scope and results of the audit. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process. Finally, the Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has also discussed with KPMG its independence. Through its discussions with KPMG and management, including discussions with KPMG and management regarding the financial statements, discussions with KPMG regarding the scope and results of the audit and KPMG’s independence and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2008 Annual Report on Form 10-K to be filed with the SEC.

Audit Committee

Gary K. Wright (Chairman)

Edward B. Cloues, II

Marsha R. Perelman

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OUR

FIFTH AMENDED AND RESTATED 1999 EMPLOYEE STOCK INCENTIVE PLAN

On February 17, 2009, our Compensation and Benefits Committee approved the amendment and restatement of our Fifth Amended and Restated 1999 Employee Stock Incentive Plan, or the “Plan.” The Plan was amended to (i) increase the number of shares of our common stock issuable thereunder from 5,200,000 to 8,000,000, (ii) provide for our Committee’s ability to grant restricted stock units and (iii) increase the aggregate number of shares of restricted stock and restricted stock units issuable thereunder from 200,000 to 500,000. The amendments described in clauses (i) and (iii) above were made subject to shareholder approval, but the amendment described in clause (ii) above was not made subject to shareholder approval. Consequently, if shareholder approval of the amendment and restatement of the Plan is not obtained, the amendments described in clauses (i) and (iii) will not be effective, but the amendment described in clause (ii) above will be effective. We believe that the foregoing amendments are necessary to ensure that a sufficient and reasonable number of shares will be available over a reasonable period of time to fund our compensation programs. If the amendment and restatement of our Plan is not approved, we will not have sufficient shares in the Plan to provide employees with annual long-term compensation awards consistent with prior practices. The following is a summary description of the Plan, as amended and restated. A copy of the Plan, as amended and restated, is attached to this Proxy Statement as Appendix A.

The Board of Directors Recommends Shareholders

Vote FOR the Amendment and Restatement of the Plan

SUMMARY OF THE PLAN

Purpose

The purpose of the Plan is to foster and promote our long-term success and increase shareholder value by providing long-term incentives and rewards to employees who contribute to our growth and success, attracting and retaining individuals of outstanding ability and enabling employees to participate in our long-term growth and financial success.

Term

The Plan was effective on May 4, 1999 and is currently scheduled to terminate on December 31, 2013. No awards may be granted after the termination date; however, awards outstanding on that date may be exercised and/or paid in accordance with their terms.

Administration

The Plan is administered by our Committee. Each member of our Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Type of Awards

Awards under the Plan may be in the form of stock options, restricted stock or restricted stock units.

Participation and Awards

All of our employees are eligible to receive stock options under the Plan. Eligibility to receive restricted stock and restricted stock units under the Plan is limited to key employees selected from time to time by our Committee or the Board. The granting of awards under the Plan is at the discretion of our Committee; therefore, it is not possible to indicate which employees may receive awards under the Plan in the future or the amount of the awards. Approximately 234 employees are currently eligible for selection by our Committee to receive stock options and approximately four are eligible to receive restricted stock and restricted stock units; however, additional participants may be added as is necessary or appropriate based upon our size and structure.

Shares Available for Awards

The maximum number of shares of our common stock which may be issued for all purposes under the Plan is currently 5,200,000, no more than 200,000 of which may issued as restricted stock or restricted stock units. Shares with respect to the unexercised or undistributed portion of any terminated, expired or forfeited award may be reissued under the Plan. As of March 11, 2009, non-forfeited options to purchase 4,757,733 shares of our common stock, 122,598 shares of restricted stock and 77,402 restricted stock units had been granted under the Plan, leaving 242,267 shares available for issuance under the Plan, none of which are available for the issuance of restricted stock or restricted stock units. On February 25, 2009, our Committee granted 27,047 restricted stock units subject to shareholder approval of the amendment and restatement of the Plan. These restricted stock units are described in the New Plans Benefit table on page 46.

Stock Options

The Plan provides that the exercise price of a stock option will be the NYSE closing price of our common stock on the date the stock option is awarded. Stock options will be exercisable as determined by our Committee and specified in an award agreement; however, no stock option is exercisable before one year, unless otherwise determined by our Committee, or after 10 years after the date of grant unless (i) the option holder’s employment terminates for any reason other than cause, death, disability or retirement as provided in (iv) below, in which event all unvested options are forfeited and all vested options immediately become exercisable and remain exercisable until the earlier of (A) 90 days after the date of such termination or (B) 10 years after the grant date, (ii) we terminate the option holder’s employment for cause, in which event all such options are forfeited, (iii) the option holder dies or becomes disabled, in which event all such options immediately become exercisable and remain exercisable until the earlier of (A) one year after the date of death or disability or (B) 10 years after the grant date, (iv) the option holder retires after reaching age 62 and completing 10 years of consecutive service with us or our affiliate, in which event all such options immediately become exercisable and remain exercisable until 10 years after the grant date (or, if the option holder dies during this period, as provided in (ii) above), or (v) there occurs a change in control of us, in which event all such options become immediately exercisable and remain exercisable for three years or until the end of their term, whichever is less.

The exercise price for a stock option must be paid in full at the time of exercise. Payment must be made in cash or, subject to the approval of our Committee, in shares of our common stock valued at their fair market value, or a combination thereof. Any taxes required to be withheld must also be paid at the time of exercise. An optionee may enter into an agreement with a brokerage firm acceptable to us whereby the optionee will simultaneously exercise the stock option and sell the shares acquired thereby and the brokerage firm executing the sale will remit to us from the proceeds of sale the exercise price of the shares as to which the stock option has been exercised as well as the required amount of withholding.

Restricted Stock

Restricted stock awards consist of shares of our common stock that are issued in the name of the holder, but that may not be sold or otherwise transferred by the holder until the termination of the restriction period relating to such shares. The restriction periods for restricted stock will terminate as determined by our Committee and specified in an award agreement; however, restriction periods will not terminate before one year or after five years after the date of grant unless (i) the restricted stockholder’s employment terminates for any reason other than death or disability, in which event any unvested shares of such restricted stock are forfeited unless otherwise determined by our Committee and specified in the award agreement, or (ii) the restricted stockholder dies, becomes disabled or become retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with us or our affiliate, or there occurs a change in control of us, in which events all restrictions terminate.

Restricted Stock Units

Restricted stock unit awards represent the right to receive shares of our common stock or an amount of cash equal to the fair market value of our shares of common stock, as determined by our Committee and subject to the termination of the restriction period relating to such restricted stock units. The restriction periods for restricted stock units will terminate as determined by our Committee and evidenced in an award agreement; however, restriction periods will not terminate before one year or after five years after the date of grant unless (i) the restricted stock unitholder’s employment terminates for any reason other than death or disability, in which event any unvested restricted stock units are forfeited unless otherwise determined by our Committee and specified in the award agreement, or (ii) the restricted stock unitholder dies, becomes disabled or becomes retirement eligible, which is defined as reaching age 62 and completing 10 years of consecutive service with us or our affiliate, or there occurs a change in control of us, in which events all restrictions terminate. Payments with respect to restricted stock unit awards will be made in cash, shares or any combination thereof, as determined by our Committee. Our Committee may grant dividend equivalent rights in tandem with restricted stock unit awards.

Other Provisions

Deferrals.    Our Committee may require or permit a Plan participant to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to such participant in connection with any grant made under the Plan.

Certain Adjustments.    The Plan provides for adjustments upon certain changes in our capitalization, including by reason of stock dividend, stock split, recapitalization or combination.

Transferability.    No stock option awarded under the Plan is transferable by a Plan participant prior to vesting unless otherwise determined by our Committee and specified in an option agreement. Unless otherwise determined by our Committee and specified in an option agreement, no vested stock option is transferrable by a Plan participant other than by will or the laws of descent and distribution or to the spouse, children or grandchildren of an optionee or a trust for the exclusive benefit of any such family member. No restricted stock or restricted stock unit is transferable prior to the termination of the restriction period unless otherwise determined by our Committee.

Amendment and Termination.    The Board or our Committee may at any time amend, suspend or terminate the Plan provided that no amendment shall (i) without shareholder approval, effectuate a change for which shareholder approval is or may be required by any national securities exchange on which our common stock may be listed, (ii) disqualify any member of our Committee from being a “non-employee director’ as defined in Rule 16b-3 under the Exchange Act or (iii) adversely effect any then outstanding stock option, restricted stock or restricted stock unit award.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options, restricted stock and restricted stock units are complex. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretation, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Stock Options.    With respect to stock options, the holder will recognize no taxable income at the time of grant. Upon exercise of a stock option, the holder will recognize ordinary income equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. We will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. The holder will recognize as a capital gain or loss any profit or loss realized on the subsequent sale or exchange of any share disposed of or sold.

Restricted Stock.    A holder of restricted stock is not required to include the value of such shares in income until the first time such holder’s rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such holder timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of our common stock at the time the income is recognized. Subject to Section 162(m) of the Internal Revenue Code as described above in “Executive Compensation—Compensation Discussion and Analysis—Tax Implications,” we will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for our taxable year in which the participant recognizes such income. The holder will recognize as a capital gain or loss any profit or loss realized on the subsequent sale or exchange of any share disposed of or sold.

Restricted Stock Units.    A holder of restricted stock units will recognize no taxable income at the time of grant. Upon vesting of a restricted stock unit, the holder will recognize ordinary income equal to the fair market value of our common stock on the vesting date. Subject to Section 162(m) of the Internal Revenue Code, we will generally be entitled to a deduction, in the amount of the ordinary income recognized by the holder, for our taxable year in which the participant recognizes such income. The holder will recognize as a capital gain or loss any profit or loss realized on the subsequent sale or exchange of any share disposed of or sold.

Vote Required

Approval of the amendment and restatement of the Plan will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting; provided that the total votes cast on the proposal represent more than 50% of total outstanding shares of our common stock. Abstentions will be treated as votes cast, while broker non-votes will not be treated as votes cast, for determining whether the total votes cast on the proposal represent more than 50% of the total outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a negative vote on the proposal unless holders of more than 50% of the total outstanding shares of our common stock cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

New Plan Benefits Table

The following table sets forth the number of restricted stock units granted under the Plan subject to shareholder approval of the amendment and restatement of the Plan.

New Plan Benefits

Name and Position	Number of Restricted Stock Units Granted Subject to Shareholder Approval
A. James Dearlove, President and Chief Executive Officer	10,317
Frank A. Pici, Executive Vice President and Chief Financial Officer	3,168
H. Baird Whitehead, Executive Vice President and Chief Operating Officer	8,812
Keith D. Horton, Co-President and Chief Operating Officer—Coal of the PVR General Partner	0
Nancy M. Snyder, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	4,750
All executive officers as a group	27,047
All non-executive directors as a group	0
All non-executive officers as a group	0

MISCELLANEOUS

Shareholder Proposals

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2010 Annual Meeting of Shareholders must deliver such proposal in writing to our Corporate Secretary at our principal executive offices in Radnor, Pennsylvania, not later than December 7, 2009.

Our Bylaws require that to have a proposal voted upon at the 2010 Annual Meeting of Shareholders, including a proposal relating to nominations for and elections of directors for consideration by the Nominating and Governance Committee, the proposing shareholder must have delivered in writing to the Company (a) notice of such proposal by not later than February 5, 2010 or earlier than November 7, 2009, (b) if the proposal relates to a change to our Articles of Incorporation or Bylaws, the text of any such change and an opinion of counsel to the effect that neither the Articles of Incorporation nor Bylaws resulting from such proposal would be in conflict with Virginia law, (c) evidence of such shareholder’s status as such and of the number of shares beneficially owned by such shareholder and (d) a list of the names and addresses of any other beneficial owners with whom such shareholder is acting in concert and the number of shares owned by them.

In addition, as a shareholder, you may recommend nominees for consideration by the Board’s Nominating and Governance Committee. Recommendations must be received by February 5, 2010 and must include the following information: (a) the name and address of the shareholder who intends to make the nomination, (b) with respect to each proposed nominee, all information that would be required to be provided in a proxy statement prepared in accordance with SEC Regulation 14A and (c) a notarized affidavit executed by each proposed nominee to the effect that, if elected as a member of the Board, such proposed nominee will serve and is eligible for such election. Only candidates nominated by shareholders for election as a member of the Board in accordance with the Bylaw provisions summarized herein will be eligible to be considered by the Nominating and Governance Committee for nomination for election as a member of the Board at such meeting of shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of shareholders. Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to our Corporate Secretary.

Other Matters

We know of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as proxies to vote on them in accordance with their best judgment.

Annual Report and Form 10-K

We are sending a copy of our 2008 Annual Report to shareholders along with the proxy materials, but such Annual Report is not part of the proxy materials. The Annual Report contains a copy of our Annual Report on Form 10-K (without exhibits) as filed with the SEC.

We are permitted by SEC regulations to deliver a single Annual Report or Proxy Statement to any household at which two or more registered shareholders have the same last name and address, unless we have received instructions to the contrary from one or more of the shareholders. We will continue to include a separate proxy card for each registered shareholder account.

We will deliver promptly, upon written or oral request, a separate copy of our 2008 Annual Report or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Investor Relations, Penn Virginia Corporation, Three

Radnor Corporate Center, Suite 300, Radnor, Pennsylvania 19087, or call us at (610) 687-8900, if the shareholder (i) wishes to receive a separate copy of our 2008 Annual Report or this Proxy Statement; (ii) would like to receive separate copies of those materials for future meetings; or (iii) is sharing an address and wishes to request delivery of a single copy of Annual Reports or Proxy Statements if the shareholder is now receiving multiple copies of Annual Reports or Proxy Statements.

Notice of Internet Availability of Proxy Materials

Important notice regarding the availability of Proxy materials for the Shareholder Meeting to be held on May 6, 2009.

This Proxy Statement, the proxy card and our 2008 Annual Report are available at http://www.pennvirginia.com/2009annualmeeting.

By Order of the Board of Directors

Nancy M. Snyder Corporate Secretary

April 6, 2009

Appendix A

PENN VIRGINIA CORPORATION

SIXTH AMENDED AND RESTATED

1999 EMPLOYEE STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to foster and promote the long-term success of the Company and increase shareholder value by: (a) motivating superior performance by providing to the Company’s employees long-term incentives and rewards for making major contributions to the Company’s success; (b) strengthening the Company’s ability to retain key employees and to attract and retain outside talent by providing incentive compensation opportunities competitive with other companies similar to the Company; and (c) enabling employees to participate in the long-term growth and financial success of the Company.

2.	Definitions

(a) “Beneficiary” means the beneficiary chosen by the Optionee who is eligible to receive benefits under Section 8(b).

(b) “Board” means the board of directors of the Parent Company.

(c) “Cashless Exercise” means the manner of exercise of an Option described in Section 8(h).

(d) “Cause” means (i) with respect to an Optionee or Participant who has an employment or change of control severance agreement with the Company, “cause” as defined in such agreement or (ii) with respect to an Optionee or Participant who does not have an employment or change of control agreement with the Company, conduct on the part of an Optionee or Participant that involves (A) willful failure to perform the Participant’s or Optionee’s duties or (B) engaging in serious misconduct injurious to the Company.

(e) “Change of Control” means the occurrence of any of the events described in Section 15.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the committee described in Section 5.

(h) “Company” means Penn Virginia Corporation and each of its Subsidiary Companies and any successor corporation.

(i) “Date of Grant” means the date on which an Option or a Restricted Stock Award or a Restricted Stock Unit Award is granted.

(j) “Deferred Shares Account” means the account described in Section 8(d).

(k) “Disability” means, unless otherwise determined by the Committee and set forth in an option agreement, restricted stock award agreement or restricted stock unit award agreement, (i) with respect to an Option or a Restricted Stock Award, an Optionee or a Participant becoming disabled as determined by the Committee in its discretion, and (ii) with respect to a Restricted Stock Unit Award, a Participant becoming disabled within the meaning of such term under section 409A(a)(2)(C) of the Code.

(l) “Dividend Equivalents” means a contingent right, granted in tandem with a specific Stock Unit, to receive an amount in cash equal to the per-Share cash dividends paid by the Company on its outstanding Shares during the period such Stock Unit is outstanding.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Option” means any stock option granted under the Plan and described in Section 3(a).

(o) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired, terminated or been forfeited.

(p) “Parent Company” means Penn Virginia Corporation, a Virginia corporation.

(q) “Participant” means a person to whom a Restricted Stock Award or a Restricted Stock Unit Award has been granted under the Plan the Restriction Period of which has not expired.

(r) “Plan” means this Penn Virginia Corporation Sixth Amended and Restated 1999 Employee Stock Incentive Plan, as set forth herein and as amended from time to time.

(s) “Restricted Stock” means Shares granted pursuant to a Restricted Stock Award.

(t) “Restricted Stock Award” means any award of Shares granted under the Plan and described in Section 3(b).

(u) “Restricted Stock Unit Award” means Stock Units granted under the Plan and described in Section 3(c).

(v) “Restricted Stock Unit” means Stock Units granted pursuant to a Restricted Stock Unit Award.

(w) “Restriction Period” means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award or a Restricted Stock Unit subject to a Restricted Stock Unit Award.

(x) “Retirement” means the voluntary termination by an Optionee or a Participant of his employment with the Company after such Optionee or Participant has become Retirement Eligible.

(y) “Retirement Eligible” means an Optionee or a Participant has attained age 62 and completed at least ten consecutive Years of Service, or such younger age or lesser number of consecutive Years of Service as determined by the Committee.

(z) “Shares” means shares of common stock of the Parent Company.

(aa) “Stock Unit” means a bookkeeping entry representing a single Share.

(bb) “Stock Unit Account” means the bookkeeping account described in Section 10(a).

(cc) “Subsidiary Companies” means all corporations that at any relevant time are subsidiary corporations of the Parent Company within the meaning of section 424(f) of the Code.

(dd) “Tax Date” has the meaning specified in Section 8(g).

(ee) “Value” on any date means the closing stock price for a Share on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there is no closing price on such date, the closing stock price on the date nearest preceding such date.

(ff) “Vesting Period” means the period of time commencing with the Date of Grant during which an Option is not yet exercisable.

(gg) “Year of Service” means any calendar year in which an employee of the Company is paid or entitled to be paid for 1,000 hours of service.

3.	Rights To Be Granted

The following rights may be granted under the Plan:

(a) Options, which give the Optionee the right for a specified time period, to purchase a specified number of Shares for a price equal to the Value of such Shares on the Date of Grant subject to forfeiture under certain circumstances upon termination of employment during a Vesting Period applicable to the Options;

(b) Restricted Stock Awards, which give the Participant, without payment, a specified number of Shares subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Shares; and

(c) Restricted Stock Unit Awards, which give the Participant, without payment, a specified number of Stock Units subject to forfeiture under certain circumstances upon termination of employment during a Restriction Period applicable to the Stock Units.

4.	Stock Subject to Plan

Subject to Section 13, not more than 8,000,000 Shares in the aggregate may be issued pursuant to the Plan and of the foregoing 8,000,000 Shares, no more than 500,000 Shares in the aggregate may be issued as Restricted Stock Awards or pursuant to Restricted Stock Unit Awards. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, Optionee or any other person in accordance with Section 8(b). Shares covered by Options, Restricted Stock Awards or Restricted Stock Unit Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option, Restricted Stock Award or Restricted Stock Unit Award shall not be available for future issuance under the Plan.

5.	Administration of Plan

(a) The Plan shall be administered by the Committee, which shall be composed of not less than three directors of the Parent Company appointed by the Board who are “non-employee directors” as defined under rules promulgated under Section 16(b) of the Exchange Act. Except as the Committee may otherwise determine, all decisions and determinations by the Committee shall be final and binding upon all Optionees and Participants and their respective designated beneficiaries.

(b) The Committee may delegate, to a person designated from time to time by the Committee as the Plan Administrator, the right to approve or exercise any discretion given to the Committee pursuant to Sections 8(c), 8(g), 9(e) and 10(h).

6.	Grant of Rights

Subject to Section 7, the Committee or the Board may grant Options, Restricted Stock Awards and Restricted Stock Unit Awards to eligible employees of the Company as described in Section 7.

7.	Eligibility

(a) Options may be granted to any employee of the Company.

(b) Restricted Stock Awards and Restricted Stock Unit Awards may be granted only to key employees of the Company, who are designated as such by the Committee or the Board.

8.	Option Agreements and Terms

All Options shall be granted prior to January 1, 2014 and be evidenced by option agreements executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price. The option price per Share of any Option granted to an Optionee shall be equal to the Value of the Share on the Date of Grant.

(b) Restrictions on Transferability. An Option shall not be transferable prior to the termination of the Vesting Period with respect thereto unless otherwise determined by the Committee and specified in the option agreement. Thereafter, unless otherwise determined by the Committee and specified in the option agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Section 8(f); provided, that, notwithstanding the foregoing, an Optionee may designate in writing on a form provided by the Company a Beneficiary who may exercise any Options in accordance with Section 8(f).

(c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. With the consent of the Committee, payment for Shares purchased upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised as determined by the Committee). In such case, the Shares to which the Option relates shall be subject to the same forfeiture restrictions existing on the Restricted Stock exchanged thereof. Payment for Shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(d) Issuance of Certificates; Evidence of Uncertificated Shares; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Parent Company shall deliver to the exercising Optionee a certificate for the number of whole Shares, or evidence of the ownership of the number of whole Shares, and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled or, if such Optionee has made a deferral election pursuant to Section 13, Shares subject to such election shall be delivered to the Deferred Shares Account, which shall be maintained for such purpose by the Parent Company or an administrator appointed by the Parent Company. The Parent Company shall not be obligated to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement; provided that no Option shall be exercisable before one year from the Date of Grant except as otherwise determined by the Committee or as provided in clauses (iii) and (iv) below and Section 15 and that no Option shall be exercisable after ten years from the Date of Grant:

(i) In the event an Optionee ceases to be an employee of the Company for any reason other than death, Disability, Retirement or termination for Cause (A) any Option held by such Optionee the Vesting Period with respect to which has not terminated shall expire and (B) any Option held by such Optionee the Vesting Period with respect to which has terminated shall be exercisable until the earlier of that date which is (A) 90 days after the date on which the Optionee’s employment ceased or (B) the ten year anniversary of the Date of Grant. An Option exercisable on the date of such cessation shall be exercisable for the remainder of its term to the extent exercisable as of the date of such cessation.

(ii) In the event an Optionee’s employment with the Company terminates for Cause, any unexercised Options held by such Optionee shall expire on the earlier of the date of employment termination or notice of such termination.

(iii) In the event an Optionee ceases to be an employee of the Company by reason of his death or Disability, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the earlier of that date which is (A) one year after the date of death or Disability or (B) the ten year anniversary of the Date of Grant.

(iv) In the event an Optionee ceases to be an employee of the Company by reason of his Retirement, any Option granted to such Optionee shall immediately become exercisable and shall remain exercisable until the ten year anniversary of the Date of Grant.

(f) Date and Notice of Exercise. Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(g) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld by the Parent Company upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date the withholding taxes due are determined (the “Tax Date”) equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

(h) Cashless Exercise. In addition to the methods of payment described in Sections 8(c) and 8(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm acceptable to the Parent Company to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised

Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

9.	Restricted Stock Award Agreements and Terms

Restricted Stock Awards shall be granted prior to January 1, 2014, subject to the limit set forth in Section 4 and shall be evidenced by restricted stock award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable unless otherwise determined by the Committee.

(b) Issuance of Certificates; Evidence of Uncertificated Shares. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant’s name, with such legend thereon as the Committee shall deem appropriate, provided that, such Shares may be uncertificated. The Parent Company shall retain the certificate, if certificated, for such Shares pending the termination of the Restriction Period or forfeiture thereof. Upon termination of the Restriction Period of any such Shares, the Parent Company shall deliver to the Participant the certificates for such Shares, or if such Shares are uncertificated, evidence of the ownership of such uncertificated Shares. The Parent Company shall not be obligated to deliver any certificates for Shares, or any evidence of the ownership of uncertificated Shares, until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(c) Restriction Period. The Restriction Period for Restricted Stock Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to subsection (d). Notwithstanding the foregoing, only whole Shares shall be issuable with respect to Restricted Stock Awards. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

(d) Forfeiture of Shares; Vesting on Disability, Death or Retirement Eligibility.

(i) Except as shall have otherwise been determined by the Committee and specified in the restricted stock award agreement, in the event a Participant ceases to be an employee of the Company for any reason other than his death or Disability, any Shares subject to such Participant’s Restricted Stock Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant and revert to and become the property of the Company.

(ii) In the event a Participant (A) becomes Retirement Eligible or (B) ceases to be an employee of the Company by reason of his death or Disability, the Restriction Period with respect to any Shares subject to such Participant’s Restricted Stock Award which has not terminated shall automatically terminate effective on the date the Participant becomes Retirement Eligible or the date of the Participant’s death or Disability, as applicable.

(e) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares subject to such Restricted Stock Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.	Restricted Stock Unit Award Agreements and Terms

Restricted Stock Unit Awards shall be granted prior to January 1, 2014, subject to the limit set forth in Section 4, and shall be evidenced by restricted stock unit award agreements executed on behalf of the Parent Company and by the respective Participants. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Crediting of Stock Units. Each Stock Unit shall represent the right of a Participant to receive a Share or an amount of cash based on the Value of a Share, if and when specified conditions are met. The Committee shall establish a Stock Unit Account on behalf of each Participant who has received a Restricted Stock Unit Award to which all of the Participant’s Stock Units shall be credited. The establishment of a Stock Unit Account shall not require segregation of any funds of the Company or provide any Participant with any rights to any assets of the Company, except as a general creditor thereof. A Participant shall have no right to receive payment of any Stock Units credited to his Stock Unit Account except as expressly provided herein.

(b) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Unit Award nor any interest therein shall be transferable unless otherwise determined by the Committee.

(c) Restriction Period. The Restriction Period for Restricted Stock Unit Awards granted to a Participant shall be determined by the Committee and specified in the restricted stock unit award agreement, provided that no Restriction Period shall terminate less than one year or greater than five years from the Date of Grant except pursuant to subsection (d).

(d) Forfeiture of Restricted Stock Units; Vesting on Disability, Death or Retirement Eligibility.

(i) Except as shall have otherwise been determined by the Committee and specified in the restricted stock unit award agreement, in the event a Participant ceases to be an employee of the Company for any reason other than his death or Disability, any Stock Units subject to such Participant’s Restricted Stock Unit Award the Restriction Period with respect to which has not terminated shall automatically be forfeited by the Participant.

(ii) In the event a Participant (A) becomes Retirement Eligible or (B) ceases to be an employee of the Company by reason of his death or Disability, the Restriction Period with respect to any Stock Units subject to such Participant’s Restricted Stock Unit Award which has not terminated shall automatically terminate effective on the date the Participant becomes Retirement Eligible or the date of the Participant’s death or Disability, as applicable.

(e) Payment with Respect to Restricted Stock Unit Awards. Payments with respect to Restricted Stock Unit Awards shall be made in cash, Shares or any combination of the foregoing, as the Committee shall determine. Notwithstanding any provision to the contrary herein, to the extent a Participant’s Restricted Stock Unit Award is paid in Shares, only whole Shares shall be paid with respect to the Restricted Stock Unit Award. In the event a Participant shall become entitled to a fractional Share, such fractional Share shall not be issuable unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

(f) Earnings. If vested Restricted Stock Units are not paid within 30 days after the date such Restricted Stock Units vest, the Company shall credit the cash value recorded in the Participant’s Stock Unit Account with earnings through the date the Restricted Stock Units are paid as if such cash balance of the Participant’s Stock Unit Account had been invested at a rate equal to the prime rate published in the Wall Street Journal on the applicable vesting date of the Restricted Stock Unit.

(g) Dividend Equivalents. The Committee may grant Dividend Equivalents in tandem with a Restricted Stock Unit Award. Dividend Equivalents may be paid currently or accrued as contingent cash obligations (with or without interest in the discretion of the Committee) and may be subject to the same Restriction Period as the tandem Restricted Stock Unit Award or subject to such other provisions or restrictions as determined by the Committee in its discretion.

(h) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Unit Award shall be made, on or before the date such taxes must be withheld, in cash or, at the written election of the Participant and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares payable with respect to such Restricted Stock Unit Award Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

11.	Termination of Employment

For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

12.	Rights as Shareholders

(a) An Optionee shall have no rights as a Shareholder of the Parent Company with respect to any Shares covered by his Options until the date on which the Optionee is issued a stock certificate or evidence of ownership of uncertificated Shares for such Shares underlying the Options.

(b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

(c) Neither the Participant, nor any person entitled to receive payment of a Restricted Stock Unit Award in the event of the Participant’s death, shall have any rights as a Shareholder of the Parent Company with respect to any Shares payable with respect to his Restricted Stock Unit Award until the date on which the Participant is issued a stock certificate or evidence of ownership of uncertificated Shares upon payment of the Restricted Stock Unit Award.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any grant made under the Plan. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.	Adjustments Upon Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Committee shall make an appropriate adjustment in the aggregate number of Shares issuable under the Plan, the number of Shares subject to each then outstanding Option, the option price of each then outstanding Option, the number of Restricted Stock Awards then outstanding and the number of Restricted Stock Unit Awards then outstanding.

15.	Change of Control

(a) A Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(i) any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Parent Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent Company representing 25% or more of the combined voting power of the Parent Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Parent Company to effect a transaction described in any of clauses (i), (iii) or (v) of this Change of Control definition and excluding any individual whose initial assumption of office occurs as a result of either (A) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or (B) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Parent Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than retirement) to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Parent Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Parent Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(iv) the shareholders of the Parent Company approve a plan of complete liquidation of the Parent Company; or

(v) the shareholders of the Parent Company approve an agreement for the sale or disposition by the Parent Company of all or substantially all of the assets of the Parent Company, it being acknowledged for purposes of clarity that the sale or disposition by the Parent Company of all or substantially all of its interest in PVG GP, LLC, Penn Virginia GP Holdings, L.P., Penn Virginia Resource GP, LLC or Penn Virginia Resource Partners, L.P. shall not constitute a sale or disposition of all or substantially all of the assets of the Parent Company.

(b) Upon the occurrence of a Change in Control or such period prior thereto as shall be established by the Committee, (i) Options, Restricted Stock Awards and Restricted Stock Unit Awards shall automatically vest and (ii) Options shall become 100% exercisable and shall remain exercisable for the lesser of three years or the term thereof. In this regard, all Restriction Periods and Vesting Periods shall terminate. Notwithstanding any provision to the contrary herein, to the extent required to comply with section 409A of the Code, no Shares or cash payable with respect to Stock Units credited to a Participant’s Stock Unit Account shall be distributed upon a Change in Control unless the transaction constituting a Change in Control is a “change in control event” for purposes of section 409A of the Code.

16.	Plan Not to Affect Employment

Neither the Plan nor any Option, Restricted Stock Award or Restricted Stock Unit Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

17.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Exchange Act. To the extent applicable, grants under the Plan shall be structured either to be exempt from or to comply with the requirements of section 409A of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

18.	Amendments

The Plan, any Option and the related option agreement, any Restricted Stock Award and the related restricted stock award agreement and any Restricted Stock Unit Award and the related restricted stock unit award agreement may be amended by the Board or the Committee, but any amendment that would require approval of the shareholders of the Parent Company shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable law and the terms of the Parent Company’s capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being a “non-employee director” as defined herein. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award. No Restricted Stock Unit Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the cash or Shares subject to such Restricted Stock Unit Award.

19.	Securities Laws

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

20.	Governing Law

The validity, construction and effect of the Plan and any rules or regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

21.	Effective Date and Term of Plan

The Plan became effective on May 4, 1999 and shall expire on December 31, 2013 unless sooner terminated by the Board.

Amended and Restated as of February 17, 2009

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 6, 2009

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.pennvirginia.com/2009annualmeeting

¯	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O Edward B. Cloues, II O A. James Dearlove O Robert Garrett
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Keith D. Horton O Marsha R. Perelman O William H. Shea, Jr. O Philippe van Marcke de Lummen O Gary K. Wright
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Amendment and Restatement of the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan:

☐	FOR
☐	AGAINST
☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

PENN VIRGINIA CORPORATION

May 6, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.pennvirginia.com/2009annualmeeting

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O Edward B. Cloues, II O A. James Dearlove O Robert Garrett O Keith D. Horton O Marsha R. Perelman O William H. Shea, Jr. O Philippe van Marcke de Lummen O Gary K. Wright
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2. Amendment and Restatement of the Penn Virginia Corporation Fifth Amended and Restated 1999 Employee Stock Incentive Plan:

☐	FOR
☐	AGAINST
☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

PENN VIRGINIA CORPORATION

Three Radnor Corporate Center

Suite 300, 100 Matsonford Road

Radnor, Pennsylvania 19087

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. James Dearlove and Frank A. Pici as Proxies, and each or either of them, with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Penn Virginia Corporation held of record by the undersigned on March 11, 2009, at the Annual Meeting of Shareholders to be held on May 6, 2009, or at any adjournment thereof.

(To be Completed and Signed on Reverse Side.)